UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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LOWE’S COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LOWE’S COMPANIES, INC.

Notice of

Annual Meeting

and

Proxy Statement

2015

Corporate Offices	1000 Lowe’s Boulevard
Mooresville, North Carolina 28117
LOWE’S COMPANIES, INC.

April 13, 2015

Dear Shareholder:

On behalf of the Board of Directors and the management of Lowe’s Companies, Inc., it is my pleasure to invite you to attend the 2015 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m., Eastern Time, on Friday, May 29, 2015 at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277. Details regarding admission to the meeting and the business to be conducted are described in the accompanying Notice of 2015 Annual Meeting of Shareholders and Proxy Statement.

This year, we are pleased to again be using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each of those shareholders can receive a paper copy of our proxy materials, including the Notice of 2015 Annual Meeting of Shareholders, Proxy Statement and 2014 Annual Report to Shareholders. All shareholders who do not receive a Notice of Internet Availability of Proxy Materials, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

We will broadcast the Annual Meeting live over the Internet. To access the webcast, visit Lowe’s website (www.Lowes.com/investor) where a link will be posted a few days before the meeting. A replay of the Annual Meeting will also be available as soon as practicable after the meeting concludes and will continue to be available for two weeks after the meeting.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, I strongly encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The accompanying Proxy Statement explains more about voting. Please read it carefully.

Yours cordially,

Robert A. Niblock

Chairman of the Board, President

and Chief Executive Officer

LOWE’S COMPANIES, INC.

1000 Lowe’s Boulevard

Mooresville, North Carolina 28117

(704) 758-1000

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

April 13, 2015

To Shareholders of Lowe’s Companies, Inc.:

The 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of Lowe’s Companies, Inc. (the “Company”) will be held at 10:00 a.m., Eastern Time, on Friday, May 29, 2015 at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277, for the purpose of voting on the following matters:

1.	To elect the 11 persons nominated by the Board of Directors for election as directors;

2.	To approve, on an advisory basis, the Company’s named executive officer compensation;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2015; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” items 1, 2 and 3. The persons named as proxies will use their discretion to vote on other matters that may properly arise at the Annual Meeting.

Only shareholders of record as of the close of business on March 27, 2015 will be entitled to notice of and to vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the meeting. If you received a hard copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the Internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your Notice. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares.

By Order of the Board of Directors,

Ross W. McCanless

General Counsel, Secretary &

Chief Compliance Officer

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be Held on May 29, 2015:

The Notice of 2015 Annual Meeting of Shareholders, Proxy Statement

and 2014 Annual Report to Shareholders are available at www.proxyvote.com.

i

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Lowe’s Companies, Inc. (“Lowe’s” or the “Company”) of proxies to be voted at the 2015 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m., Eastern Time, on Friday, May 29, 2015 at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC rules”), instead of mailing a paper copy of its proxy materials to each shareholder, the Company is furnishing proxy materials to most of its shareholders over the Internet. If you received only a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request a copy. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review the proxy materials over the Internet. The Notice will also instruct you how you may submit your proxy over the Internet. If you received only a Notice of Internet Availability of Proxy Materials by mail and would like to receive a paper or e-mail copy of the Company’s proxy materials, you should follow the instructions in the Notice for requesting a copy.

On or about April 13, 2015, the Company will begin mailing to its shareholders this Proxy Statement, the accompanying proxy card or voting instruction form and the 2014 Annual Report to Shareholders, or a Notice of Internet Availability of Proxy Materials, as applicable.

Who May Vote

The Board has set March 27, 2015 as the record date. As of the record date, 951,704,640 shares of common stock, $0.50 par value per share, of the Company (“Common Stock”) were issued and outstanding. Shareholders are entitled to one vote per share of Common Stock outstanding on the record date on any matter presented at the Annual Meeting.

How To Vote

You may vote by proxy or in person at the Annual Meeting. If you received a hard copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the Internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your Notice. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares. You may also request a paper or e-mail copy of the Company’s proxy materials by visiting the Internet site address listed on your Notice, calling the toll-free number listed on your Notice or sending an e-mail to the e-mail address listed on your Notice. Even if you plan to attend the Annual Meeting, you are encouraged to vote by proxy prior to the meeting. You can always change your vote as described below.

How Proxies Work

The Board of Directors is asking for your proxy. This means you authorize Ross W. McCanless and Robert F. Hull, Jr. (members of Lowe’s management and shareholders of the Company) as proxyholders to vote your shares at the Annual Meeting in the manner you direct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the shareholder’s specific voting instructions. If you do not specify how you wish the proxyholders to vote your shares, then they will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxyholders may determine in their discretion for any other matters properly presented for a vote at the meeting.

You may receive more than one Notice of Internet Availability of Proxy Materials, more than one e-mail (if you have elected electronic delivery of proxy materials) or more than one paper copy of the proxy materials, including multiple copies of this Proxy Statement, multiple proxy cards or voting instruction forms and multiple copies of the 2014 Annual Report to Shareholders, depending on how you hold your shares. For example, if you are a shareholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. If you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction form for each brokerage account in which you hold your shares. To vote all of your shares, you must vote separately as described above under “How to Vote” for each Notice, e-mail notification or proxy card and/or voting instruction form that you receive.

Quorum

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the holders of Common Stock is necessary for the transaction of business at the Annual Meeting. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the votes entitled to be cast, the meeting will be adjourned to a subsequent date for the purpose of obtaining a quorum.

Revoking Your Proxy or Changing Your Vote

If you are a shareholder of record, you may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a written notice of revocation to the Company’s Secretary at Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117; (ii) delivering a proxy bearing a later date using any of the voting methods described above under “How to Vote,” including by phone or via the Internet, and until the applicable deadline for each method specified in the accompanying proxy card or voting instruction form; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the meeting. For all methods of voting, the last vote cast will supersede all previous votes.

If you hold your shares through an account with a bank, broker or similar organization, you may change or revoke your voting instructions by following the specific directions provided to you by the holder of record, or, if you have obtained a legal proxy from your bank, broker or other nominee, by attending the Annual Meeting and voting in person.

Votes Needed

The following are the voting requirements for each proposal:

Proposal One:     Election of Directors. In uncontested elections, directors are elected by the affirmative vote of a majority of the outstanding shares of the Company’s voting securities voted at the meeting in person or by proxy, including those shares for which votes are cast as “withheld.” In the event that a director nominee fails to receive the required majority vote, the Board of Directors may decrease the number of directors, fill any vacancy, or take other appropriate action. If the number of nominees exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast by the holders of voting securities entitled to vote in the election.

Proposal Two:     Advisory Vote to Approve Named Executive Officer Compensation. Approval, on an advisory basis, of the Company’s named executive officer compensation requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy. The results of the advisory vote will not be binding on the Company or the Board of Directors. The Compensation Committee of the Board will, however, review the voting result and take it into consideration when making future decisions regarding executive compensation.

Proposal Three:     Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal 2015 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy.

Other Items.     For any other matters, the affirmative vote of a majority of the votes cast on the item at the Annual Meeting in person or by proxy will be required for approval.

Withhold Votes, Abstentions and Broker Non-Votes

Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker non-vote occurs when a brokerage firm or other nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the brokerage firm or other nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. Shares held by a brokerage firm or other nominee that are not voted on any matter at the meeting are not included in determining whether a quorum is present.

Under the rules and regulations of the New York Stock Exchange (the “NYSE rules”), the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2015 is considered a “routine” matter, which means that brokerage firms or other nominees may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions. However, the election of directors and the proposal to approve, on an advisory basis, the Company’s named executive officer compensation are “non-routine” matters under the NYSE rules, which means brokerage firms or other nominees that have not received voting instructions from their clients on these matters may not vote on these proposals.

With respect to Proposal One, the election of directors, only “for” and “withhold” votes may be cast, and abstentions and broker non-votes will have no effect on the outcome of this proposal. With respect to Proposals Two and Three, the approval, on an advisory basis, of the Company’s named executive officer compensation and the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2015, abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have any effect on the outcomes of these proposals.

Board’s Voting Recommendations

The Board recommends that you vote your shares:

•	“FOR” the election of each of the director nominees named in this Proxy Statement to the Board;

•	“FOR” the approval, on an advisory basis, of the Company’s named executive officer compensation; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2015.

Voting Results

The Company will announce preliminary voting results at the Annual Meeting and publish final voting results in the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2015 or in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the completion of the Annual Meeting.

Attending In Person

Only shareholders of record as of the close of business on March 27, 2015, their properly designated proxies and guests of the Company may attend the Annual Meeting. You may be asked to present valid photo identification, such as a driver’s license or passport, for admittance. If you are a shareholder of record or hold your shares through the Company’s 401(k) Plan, Employee Stock Purchase Plan or Direct Stock Purchase Plan, your ownership as of the record date will be verified against the list of shareholders of record or plan participants on the record date prior to your admission to the Annual Meeting. If you are not a shareholder of record or a participant in one of the Company’s plans, but hold your shares through a bank, broker or similar organization, you must provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 27, 2015. If you do not provide valid photo identification and comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

For your safety and security, Lowe’s will not allow any large bags, briefcases, packages or backpacks into the Annual Meeting site. All bags will be subject to search. Lowe’s will also not allow electronic devices into the Annual Meeting. These include, but are not limited to, mobile phones, cameras, audio and video recorders, laptops and tablets. Lowe’s encourages you to leave any such items at home or in your car. Lowe’s will not be responsible for any items checked at the door.

Conduct of the Meeting

Pursuant to the Company’s Amended and Restated Bylaws, the Chairman of the Board will act as chairman and preside over the Annual Meeting. The Chairman has broad authority to conduct the meeting in an orderly and timely manner. This authority includes making all rulings on matters of procedure at the Annual Meeting, including recognizing shareholders or proxies who wish to speak, determining the extent of discussion on each item of business and managing disruptions or disorderly conduct. In his discretion, the Chairman may also appoint the Company’s Secretary or another officer of the Company as parliamentarian to rule on all questions of procedure at the Annual Meeting.

PROPOSAL ONE:

ELECTION OF DIRECTORS

The number of directors is currently fixed at 12. Leonard L. Berry, who reached the Board’s mandatory retirement age of 72 during his current term, is retiring as a director immediately before the Annual Meeting and is not standing for reelection. Effective on the date of the Annual Meeting, the size of the Board will be reduced to 11 members. The Board, after conferring with Dawn E. Hudson, is not nominating her for reelection as a director at the Annual Meeting due to her increased professional commitments associated with her becoming in mid-2014 the Chief Marketing Officer of the National Football League. She will serve the balance of her current term that ends immediately before the Annual Meeting and has confirmed that she has no disagreement with the Company. The Board thanks Dr. Berry, who has served since 1998, and Ms. Hudson, who has served since 2001, for their commitment and service to the Company.

On the recommendation of the Governance Committee, the Board has nominated the 11 persons named below for election as directors at the Annual Meeting. If elected, each nominee will serve until his or her term expires at the 2016 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

With the exception of Laurie Z. Douglas, all of the nominees are currently serving as directors. Except for James H. Morgan, who was elected to the Board in January 2015, and Ms. Douglas, all of the nominees were elected to the Board at the 2014 Annual Meeting of Shareholders. The Governance Committee recommended Mr. Morgan for election to the Board of Directors in January 2015, and is recommending Ms. Douglas as a nominee for election to the Board of Directors at the Annual Meeting, after conducting a careful review of the composition of the Board and taking into account the assessment and recommendations of an independent search firm engaged by the Company. The independent search firm identified Mr. Morgan and Ms. Douglas as potential candidates for service on the Board after conducting an extensive search process to identify persons from a diverse range of backgrounds with the requisite experience, qualifications, attributes and skills to become effective Board members.

The Board of Directors recommends a vote “FOR” each of the 11 nominees listed below. Unless authority to vote in the election of directors is withheld, it is the intention of the persons named as proxies to vote “FOR” each of the 11 nominees. Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxyholders intend to vote your shares for any substitute nominee proposed by the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the 11 nominees named in this Proxy Statement.

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS,

ATTRIBUTES AND SKILLS OF THE NOMINEES

RAUL ALVAREZ	Director Since: 2010 Age: 59

Mr. Alvarez is the Executive Chairman of the board of Skylark Co., Ltd., a public Japanese holding company operating more than 3,000 restaurants. Mr. Alvarez served as President and Chief Operating Officer of McDonald’s Corporation, which franchises and operates McDonald’s restaurants in the global restaurant industry, from August 2006 until his retirement in December 2009. Previously, he served as President of McDonald’s North America from January 2005 to August 2006 and as President of McDonald’s USA from July 2004 to January 2005. Mr. Alvarez joined McDonald’s in 1994 and held a variety of leadership positions during his tenure with the company, including Chief Operations Officer and President of the Central Division, both with McDonald’s USA, and President of McDonald’s Mexico. Before joining McDonald’s, Mr. Alvarez served as both a Corporate Vice President and as Division Vice President—Florida for Wendy’s International, Inc. from 1990 to 1994. Prior to that, he was with Burger King Corporation from 1977 to 1989 where he held a variety of positions, including Managing Director of Burger King Spain, President of Burger King Canada and Regional Vice President for Florida Region. Mr. Alvarez currently serves on the boards of directors of Dunkin’ Brands Group, Inc. (lead independent director), Eli Lilly and Company and Realogy Holdings Corp. Mr. Alvarez was a director of McDonald’s Corporation and KeyCorp until 2009. He was also a member of the board of directors of the National Retail Federation Inc., the world’s largest retail trade association, until 2010.

Experience, Qualifications, Attributes and Skills.    Mr. Alvarez brings to Lowe’s Board over 35 years of experience in the retail industry. As a senior executive of the leading global foodservice retailer and other global restaurant businesses, Mr. Alvarez developed in-depth knowledge of consumer marketing, brand management, global expansion, multi-national operations and strategic planning. His background in these areas, along with his international perspective, is highly valuable to the Board as it continues to focus on the Company’s global expansion.

DAVID W. BERNAUER	Director Since: 2007 Age: 70

Mr. Bernauer, who has served as Lead Director of Lowe’s since May 2010, served as the Non-Executive Chairman of the board of directors of Walgreen Co., the nation’s largest drugstore chain, from January 2007 until his retirement in July 2007. From January 2002 until July 2006, he served as Chief Executive Officer of Walgreens, at which time he ceased to be Chief Executive Officer and served as Executive Chairman of the company until January 2007. Mr. Bernauer previously served as President and Chief Operating Officer of Walgreens and in various management positions, with increasing areas of responsibility, since joining Walgreens in 1966. Mr. Bernauer currently serves on the board of directors of NBTY, Inc., and was a director of Office Depot, Inc. until 2011.

Experience, Qualifications, Attributes and Skills.    In addition to his strong leadership and broad business management skills developed as the Chief Executive Officer of the nation’s largest drugstore chain, Mr. Bernauer brings more than 40 years of retail industry experience to Lowe’s Board, including an in-depth knowledge of the challenges of managing an expanding store base, store operations, marketing, merchandising, finance and information technology.

ANGELA F. BRALY	Director Since: 2013 Age: 53

Ms. Braly is the former Chair of the Board, President and Chief Executive Officer of WellPoint, Inc., a health benefits company, now known as Anthem, Inc. She served as Chair of the Board from March 2010 until August 2012 and President and Chief Executive Officer from June 2007 through August 2012. Prior to that, Ms. Braly served as Executive Vice President, General Counsel and Chief Public Affairs Officer of WellPoint from 2005 to 2007, and President and Chief Executive Officer of Blue Cross Blue Shield of Missouri from 2003 to 2005. Ms. Braly currently serves on the board of directors of The Procter & Gamble Company. She was a director of WellPoint, Inc. until 2012.

Experience, Qualifications, Attributes and Skills.    As Chair and Chief Executive Officer of a publicly traded company, Ms. Braly developed strong executive leadership and strategic management skills. Ms. Braly also brings to Lowe’s Board valuable expertise and insights in a number of critical areas, including consumer marketing, communications and public relations.

LAURIE Z. DOUGLAS	New Director Nominee Age: 51

Ms. Douglas has served as Senior Vice President, Chief Information Officer and Chief Security Officer of Publix Super Markets, Inc., an operator of retail food supermarkets in Florida, Georgia, Alabama, South Carolina, Tennessee and North Carolina, since 2006. Before joining Publix Super Markets, Ms. Douglas served as Senior Vice President and Chief Information Officer of FedEx Kinko’s Office and Print Services, Inc. from 2004 to 2005. From 2003 to 2004, she was Senior Vice President and Chief Information Officer of Kinko’s, Inc.

Experience, Qualifications, Attributes and Skills.    Ms. Douglas brings to Lowe’s Board deep insight into how information technology can help companies optimize their performance and succeed through her experience as Chief Information Officer of several different retail enterprises for over 10 years. From her current position and her prior experience, she also brings many years of experience driving information technology, corporate strategy and innovative business transformation initiatives to enhance financial performance.

RICHARD W. DREILING	Director Since: 2012 Age: 61

Mr. Dreiling has served as Chief Executive Officer of Dollar General Corporation, the nation’s largest small-box discount retailer, since January 2008, and Chairman of the board, since December 2008. Before joining Dollar General, Mr. Dreiling served as Chief Executive Officer, President and a director of Duane Reade Holdings, Inc. and Duane Reade Inc., the largest drugstore chain in New York City, from November 2005 until January 2008, and as Chairman of the board of Duane Reade from March 2007 until January 2008. Prior to that, Mr. Dreiling, beginning in March 2005, served as Executive Vice President — Chief Operating Officer of Longs Drug Stores Corporation, an operator of a chain of retail drug stores on the West Coast and Hawaii, after having joined Longs in July 2003 as Executive Vice President and Chief Operations Officer. From 2000 to 2003, Mr. Dreiling served as Executive Vice President — Marketing, Manufacturing and Distribution at Safeway, Inc., a food and drug retailer. Prior to that, Mr. Dreiling served from 1998 to 2000 as President of Vons, a southern California food and drug division of Safeway. Mr. Dreiling is also Chairman and a member of the board of directors of the Retail Industry Leaders Association (RILA), a trade association based in Arlington, Virginia for the retail industry that includes nine of the top 10 U.S. retailers among its members.

Experience, Qualifications, Attributes and Skills.    Mr. Dreiling brings to Lowe’s Board over 40 years of retail industry experience at all operating levels. Mr. Dreiling provides a unique perspective regarding the retail industry as a result of his experience progressing through the ranks within various retail companies. Over the course of his career, Mr. Dreiling has developed deep insight into all key areas of a retail business as a result of his experience overseeing the operations, marketing, manufacturing and distribution functions of a number of retail companies.

ROBERT L. JOHNSON	Director Since: 2005 Age: 69

Mr. Johnson is the founder and Chairman of The RLJ Companies, which owns or holds interests in a diverse portfolio of companies in the banking, private equity, real estate, hospitality, professional sports (including the NBA Charlotte Hornets), film production, gaming and automobile dealership industries. Prior to forming The RLJ Companies, he was founder and Chairman of Black Entertainment Television (BET), which was acquired in 2001 by Viacom Inc., a media-entertainment holding company. Mr. Johnson continued to serve as Chief Executive Officer of BET until 2006. He currently serves on the boards of directors of KB Home, RLJ Entertainment, Inc., RLJ Lodging Trust and Strayer Education, Inc.

Experience, Qualifications, Attributes and Skills.    As a successful business leader and entrepreneur, Mr. Johnson brings to Lowe’s Board his experience in a number of critical areas, including real estate, finance, brand development, multicultural marketing and providing customer satisfaction.

MARSHALL O. LARSEN	Director Since: 2004 Age: 66

Mr. Larsen retired in July 2012 as Chairman, President and Chief Executive Officer of Goodrich Corporation, a supplier of systems and services to the aerospace and defense industry. Mr. Larsen had served as Chairman of Goodrich since October 2003 and President and Chief Executive Officer, since February 2002 and April 2003, respectively. Prior to that, Mr. Larsen was Executive Vice President and President and Chief Operating Officer of the Aerospace division of Goodrich from 1995 to 2002. Mr. Larsen currently serves on the boards of directors of Air Lease Corporation, Becton, Dickinson and Company and United Technologies Corporation, and he was a director of the Federal Reserve Bank of Richmond until 2014.

Experience, Qualifications, Attributes and Skills.    As Chairman and Chief Executive Officer of a publicly traded company for nine years, Mr. Larsen developed strong executive leadership and strategic management skills. Mr. Larsen also brings to Lowe’s Board 30 years of domestic and international business experience, including expertise in a number of critical areas, such as accounting and finance, retail sales and marketing.

RICHARD K. LOCHRIDGE	Director Since: 1998 Age: 71

Mr. Lochridge is the founder and served as President of Lochridge & Company, Inc., a general management consulting firm, from 1986 until his retirement in September 2010. He currently serves on the boards of directors of Dover Corporation, Knowles Corporation and PetSmart, Inc.

Experience, Qualifications, Attributes and Skills.    Mr. Lochridge brings to Lowe’s Board his more than 40 years of experience as a consultant working closely with senior management on operational and organizational strategies and challenges at leading companies across a broad range of industries, including a number of large retailers with international operations.

JAMES H. MORGAN	Director Since: 2015 Age: 67

Mr. Morgan has served as Chairman of Covenant Capital LLC, an investment management firm, since February 2015, after previously serving in that capacity from 2001 — 2008. Mr. Morgan has also served as Chairman of Krispy Kreme Doughnuts, Inc., a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, since January 2005. He served as Executive Chairman of Krispy Kreme from June 2014 to January 2015, as Chief Executive Officer from January 2008 to June 2014 and as President from April 2012 to June 2014. Mr. Morgan also previously served as President of Krispy Kreme from January 2008 to November 2011. Mr. Morgan served as Vice Chairman of Krispy Kreme from March 2004 to January 2005. Previously, Mr. Morgan served as a consultant for Wachovia Securities, Inc., a securities and investment banking firm, from January 2000 to May 2001. From April 1999 to December 1999, Mr. Morgan was Chairman and Chief Executive Officer of Wachovia Securities, Inc. Mr. Morgan was employed by Interstate/Johnson Lane, an investment banking and brokerage firm, from 1990 to 1999 in various capacities, including as Chairman and Chief Executive Officer. Mr. Morgan also serves as a director of Coca-Cola Bottling Co. Consolidated.

Experience, Qualifications, Attributes and Skills.    As Chairman and Chief Executive Officer of both major public and private companies, Mr. Morgan has developed strong executive leadership and strategic management skills. Mr. Morgan also brings to Lowe’s Board more than 10 years of experience in the retail industry as well as valuable expertise and insights into the complex financial and operational issues facing large companies.

ROBERT A. NIBLOCK	Director Since: 2004 Age: 52

Mr. Niblock has served as Chairman of the Board and Chief Executive Officer of Lowe’s since January 2005. In May 2011, he reassumed the title of President, after having served in that role from 2003 to 2006. Mr. Niblock joined Lowe’s in 1993, and during his career with the Company, has served as Vice President and Treasurer, Senior Vice President — Finance, and Executive Vice President and Chief Financial Officer. Before joining Lowe’s, Mr. Niblock had a nine-year career with the accounting firm Ernst & Young LLP. He currently serves on the board of directors of ConocoPhillips. Mr. Niblock is also Secretary and has been a member, since 2003, and previously served as Chairman of the board of directors, of the Retail Industry Leaders Association (RILA).

Experience, Qualifications, Attributes and Skills.    During his 21-year career with the Company, Mr. Niblock has held a number of different positions with the Company, gaining a deep understanding of Lowe’s operations and its organizational culture and values. With a background in accounting, Mr. Niblock also brings accounting and related financial management experience to Lowe’s Board.

ERIC C. WISEMAN	Director Since: 2011 Age: 59

Mr. Wiseman has served as Chairman of V.F. Corporation, an apparel and footwear company, since August 2008, as Chief Executive Officer since January 2008, and as President since March 2006. Prior to that, he served as Chief Operating Officer of V.F. from March 2006 to January 2008. Mr. Wiseman joined V.F. in 1995 and has held a variety of leadership positions during his tenure with the company. Mr. Wiseman currently serves on the board of directors of CIGNA Corporation. Mr. Wiseman is also Treasurer and a member of the board of directors of the Retail Industry Leaders Association (RILA), and Chairman and a member of the Board of Visitors of the School of Business at Wake Forest University.

Experience, Qualifications, Attributes and Skills.    As Chairman and Chief Executive Officer of a publicly traded company for more than six years, Mr. Wiseman has developed strong executive leadership and strategic management skills. Mr. Wiseman also brings to Lowe’s Board valuable expertise and insights in a number of critical areas, including consumer marketing, brand management, multi-national operations and strategic planning.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND

COMMITTEES OF THE BOARD

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board of Directors has adopted Corporate Governance Guidelines setting forth guidelines and standards with respect to the role and composition of the Board, the functioning of the Board and its committees, the compensation of directors, succession planning and management development, the Board’s and its committees’ access to independent advisers and other matters. The Governance Committee of the Board of Directors regularly reviews and assesses corporate governance developments and recommends to the Board modifications to the Corporate Governance Guidelines as warranted. The Company has also adopted a Code of Business Conduct and Ethics for its directors, officers and employees. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted on the Company’s website at www.Lowes.com/investor.

Director Independence

The Company’s Corporate Governance Guidelines provide that in accordance with Lowe’s long-standing policy, a majority of the members of the Board must qualify as independent directors. The NYSE rules provide that a director does not qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with Lowe’s (either directly or as a partner, shareholder or officer of an organization that has a relationship with Lowe’s). The NYSE rules require a board of directors to consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company. The Board has adopted Categorical Standards for Determination of Director Independence, which incorporate the independence standards of the NYSE rules (the “Categorical Standards”), to assist the Board in determining whether a particular relationship a director has with the Company is a material relationship that would impair the director’s independence. The Categorical Standards establish thresholds at which directors’ relationships with the Company are deemed to be not material and, therefore, shall not disqualify any director or nominee from being considered “independent.” A copy of the Categorical Standards is attached as Appendix A to this Proxy Statement.

In March 2015, the Board of Directors, with the assistance of the Governance Committee, conducted an evaluation of director independence based on the Categorical Standards. The Board considered all transactions, relationships or arrangements between each director (and his or her immediate family members and affiliates) and each of Lowe’s, its management and its independent registered public accounting firm in each of the most recent three completed fiscal years. They include the following, all of which were entered into by the Company in the ordinary course of business:

•	Raul Alvarez is a director and a less than 1% shareholder of Realogy Holdings Corp., which, in the past, has provided certain real estate services to Lowe’s.

•	Angela F. Braly is a director and a less than 1% shareholder of The Procter & Gamble Company, which is a vendor to Lowe’s for various products.

•	Dawn E. Hudson is a director and a less than 1% shareholder of The Interpublic Group of Companies, Inc., which, through a subsidiary, is a vendor to Lowe’s for various products and services.

•

Robert L. Johnson controlled and was an officer of the organization that owns the Charlotte Hornets NBA team (formerly known as the Charlotte Bobcats) until March 2010 when he sold majority interest of that organization to Michael Jordan and MJ Basketball Holdings, LLC. Mr. Johnson retains a less than 10%

interest in, but is no longer an officer of, the organization that owns the Charlotte Hornets. The Company has a sponsorship agreement with the team that expires in June 2016, which provides marketing and advertising benefits for the Company. Mr. Johnson was a controlling shareholder of OppsPlace, an online jobs site targeting minority professionals and business owners, of which the Company was, until that organization’s operations were discontinued in 2013, a subscriber.

•	Marshall O. Larsen is a director and a less than 1% shareholder of United Technologies Corporation, which, through several subsidiaries, is a vendor to Lowe’s for various products and services.

•	Richard K. Lochridge is a director and a less than 1% shareholder of Dover Corporation, which, through a subsidiary, is a vendor to Lowe’s for various products.

•

James H. Morgan is a director and a less than 1% shareholder of Coca-Cola Bottling Co. Consolidated, which, through several subsidiaries, is a vendor to Lowe’s for beverages. Mr. Morgan is also Chairman and a less than 1% shareholder of Krispy Kreme Doughnuts, Inc., which is a vendor to Lowe’s for various products.

•

Eric C. Wiseman is Chairman, President and Chief Executive Officer and a less than 1% shareholder of V.F. Corporation, which, through a subsidiary, is a vendor to Lowe’s for branded apparel. Mr. Wiseman is also a director and a less than 1% shareholder of CIGNA Corporation, which, through several subsidiaries, provides certain services to Lowe’s related to its health and welfare benefit plans.

In addition, the Board considered the amount of Lowe’s discretionary charitable contributions in each of the most recent three completed fiscal years to charitable organizations where a director, or a member of his or her immediate family, serves as a director or trustee.

As a result of this evaluation, the Board determined those transactions, relationships or arrangements that do exist or did exist within the most recent three completed fiscal years (except for Mr. Niblock’s) all fall well below the thresholds in the Categorical Standards. Consequently, the Board of Directors determined that each of Messrs. Alvarez, Bernauer, Berry, Dreiling, Johnson, Larsen, Lochridge, Morgan and Wiseman and Mss. Braly and Hudson is an independent director under the Categorical Standards, the NYSE rules and the SEC rules. The Board also determined that each member of the Audit, Compensation and Governance Committees (see membership information below under “Board Meetings, Committees of the Board and Board Leadership Structure”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board has determined that Laurie Z. Douglas, a new nominee for election to the Board of Directors, is independent under the Categorical Standards, the NYSE rules and the SEC rules. Robert A. Niblock, the Company’s Chairman, President and Chief Executive Officer, is not independent due to his employment by the Company.

Compensation of Directors

Annual Retainer Fees.    Directors who are not employed by the Company are paid an annual retainer of $80,000, and non-employee directors who serve as Chair of the Governance Committee receive an additional $15,000 annually, or $20,000 annually in the case of the Compensation Committee Chair, or $25,000 annually in the case of the Audit Committee Chair and the Lead Director. Directors who are employed by the Company (currently Mr. Niblock) receive no additional compensation for serving as directors. The annual retainer amount was last increased in 2011.

Stock Awards.    In May 2005, shareholders approved the Lowe’s Companies, Inc. Amended and Restated Directors’ Stock Option and Deferred Stock Unit Plan (the “Directors’ Plan”), allowing the Board to elect to grant deferred stock units or options to purchase Common Stock at the first directors’ meeting following the Annual Meeting of Shareholders each year (the “Award Date”) to non-employee directors. Beginning with the directors’ meeting following the Annual Meeting of Shareholders held May 27, 2005, it has been the Board’s policy to grant only deferred stock units. A deferred stock unit represents the right to receive one share of

Common Stock. The annual grant of deferred stock units for each of the Company’s non-employee directors is determined by taking the annual grant amount of $150,000 and dividing it by the closing price of a share of Common Stock as reported on the New York Stock Exchange (the “NYSE”) on the Award Date, which amount is then rounded up to the next 100 units. The deferred stock units receive dividend equivalent credits, in the form of additional units, for any cash dividends subsequently paid with respect to Common Stock. All units credited to a director are fully vested and will be paid in the form of Common Stock after the termination of the director’s service.

The Directors’ Plan expired by its terms in 2008. In May 2009, the Board of Directors recommended, and shareholders approved, amendments to the Lowe’s Companies, Inc. 2006 Long Term Incentive Plan (the “LTIP”) that made the Company’s non-employee directors eligible to participate in that plan. Under the amended and restated LTIP, the Board is continuing to grant deferred stock units following the Annual Meeting of Shareholders each year to non-employee directors. The annual grant is determined as it was previously under the Directors’ Plan, subject to change by the Board upon recommendation of the Executive Committee.

Deferral of Annual Retainer Fees. In 1994, the Board adopted the Lowe’s Companies, Inc. Directors’ Deferred Compensation Plan, which allows each non-employee director to defer receipt of all, but not less than all, of the annual retainer and any committee chair or Lead Director fees otherwise payable to the director in cash. Deferrals are credited to a bookkeeping account and account values are adjusted based on the investment measure selected by the director. One investment measure adjusts the account value based on interest calculated in the same manner and at the same rate as interest on amounts invested in the short-term interest fund option available to employees participating in the Lowe’s 401(k) Plan, a tax-qualified, defined contribution plan sponsored by the Company. The other investment measure assumes that the deferrals are invested in Common Stock with reinvestment of all dividends. At the beginning of each fiscal year, a director participating in the plan makes an election to allocate the fees deferred for that year between the two investment measures in 25% multiples. Account balances may not be reallocated between the investment measures. Account balances are paid in cash in a single sum payment following the termination of a director’s service.

The following table shows the compensation paid to each non-employee director who served on the Board in fiscal 2014:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Raul Alvarez	105,000	150,656	255,656
David W. Bernauer	120,000	150,656	270,656
Leonard L. Berry	80,000	150,656	230,656
Angela F. Braly	80,000	150,656	230,656
Peter C. Browning(2)	40,000	0	40,000
Richard W. Dreiling	80,000	150,656	230,656
Dawn E. Hudson	80,000	150,656	230,656
Robert L. Johnson	80,000	150,656	230,656
Marshall O. Larsen	100,000	150,656	250,656
Richard K. Lochridge	80,000	150,656	230,656
James H. Morgan(3)	0	0	0
Eric C. Wiseman	80,000	150,656	230,656

(1)

The dollar amount shown for these stock awards represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation — Stock Compensation” (“FASB ASC Topic 718”) for 3,200 deferred stock units granted to each non-employee director in fiscal 2014. See Note 9, “Accounting for Share-Based Payment,” to the

Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended January 30, 2015 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used for calculating the grant date value of the deferred stock units. These amounts do not correspond to the actual value that may be recognized by a director with respect to these awards when they are paid in the form of Common Stock after the termination of the director’s service.

The following table shows the number of deferred stock units held by each non-employee director as of January 30, 2015:

Director	Deferred Stock Units (#)
Raul Alvarez	18,758
David W. Bernauer	40,134
Leonard L. Berry	47,947
Angela F. Braly	3,229
Richard W. Dreiling	12,561
Dawn E. Hudson	47,947
Robert L. Johnson	47,947
Marshall O. Larsen	47,947
Richard K. Lochridge	47,947
James H. Morgan	0
Eric C. Wiseman	12,561

(2)	Mr. Browning retired from the Board on May 30, 2014.

(3)	Mr. Morgan was elected to the Board on January 30, 2015.

Director Stock Ownership Guidelines.    To ensure that non-employee directors become and remain meaningfully invested in Common Stock, non-employee directors are required to own shares of Common Stock having a market value equal to five times the annual retainer fee payable to them. A non- employee director must meet the stock ownership requirement within five years of becoming a member of the Board. In addition to shares owned by non-employee directors, the full value of deferred stock units are counted for purposes of determining a director’s compliance with the stock ownership requirement.

Board Meetings, Committees of the Board and Board Leadership Structure

Attendance at Board and Committee Meetings.    During fiscal 2014, the Board of Directors held six meetings. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal 2014.

Executive Sessions of the Non-Management Directors.    The non-management directors, all of whom are independent, meet in executive session at each of the regularly scheduled Board meetings and as necessary at other Board meetings. The Company’s Lead Director presides over these executive sessions, and, in the Lead Director’s absence, the non-management directors will select another non-management director present to preside.

Annual Meetings of Lowe’s Shareholders.    Directors are expected to attend the Annual Meeting of Shareholders. All 11 of the Company’s directors in office at the time attended last year’s Annual Meeting of Shareholders.

Board Leadership Structure.    Robert A. Niblock currently holds the positions of Chairman of the Board, President and Chief Executive Officer of the Company. The Corporate Governance Guidelines of the Company

provide that if the Board determines the roles of the Chairman and Chief Executive Officer shall not be separate, a Lead Director, who will be an independent director, will be elected by the independent directors annually at the meeting of the Board of Directors held in conjunction with the Annual Meeting of Shareholders. In May 2014, the Board reappointed David W. Bernauer to serve as Lead Director of the Company. The Corporate Governance Guidelines provide that the Lead Director will:

•	preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the non-management directors;

•	serve as a liaison between the Chairman and the independent directors;

•	approve information sent to the Board;

•	approve meeting agendas for the Board;

•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	have the authority to call meetings of the independent directors; and

•	be available for consultation and direct communication with major shareholders upon request at the direction of the Chief Executive Officer.

The Lead Director also serves as the Chair of the Governance Committee of the Board of Directors, which functions as the Board’s nominating committee as well, and is comprised entirely of independent directors.

In addition, the Corporate Governance Guidelines of the Company provide that the Board will remain free to make a determination regarding whether the roles of the Chairman and Chief Executive Officer should be separated or combined on the basis of criteria that the Board believes are in the best interests of the Company and in the manner it judges most appropriate for the Company at any given point in time. The Corporate Governance Guidelines further provide that as part of this process, the Board will periodically consider whether the roles of the Chairman and Chief Executive Officer should be separated or combined based upon the Company’s needs and the strengths and talents of its executives at any given point in time. Given the existence of an independent Lead Director and the scope of the Lead Director’s responsibilities, as well as Lowe’s overall governance profile, the Board has determined that the roles of the Chairman and Chief Executive Officer shall not be separated.

The Board believes that the Company’s current leadership structure with the combined Chairman/Chief Executive Officer leadership role promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. The Board also believes that having an independent Lead Director whose responsibilities closely parallel those of an independent Chairman ensures that the appropriate level of independent oversight is applied to all Board decisions.

Board’s Role in the Risk Management Process.    Management must take a wide variety of risks to enhance shareholder value. It is the Board of Directors’ responsibility to ensure that management has established and adequately resourced processes for identifying and preparing the Company to manage those risks effectively. It is also the Board’s responsibility to challenge management regularly to demonstrate that those processes are effective in operation.

Lowe’s has adopted the concept of enterprise risk management (“ERM”) using the framework issued in 2004 by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s Chief Risk Officer, who reports directly to the Chairman, President and Chief Executive Officer, is responsible for implementing the Company’s ERM processes. During the Board meeting held each November, he presents to the Board a comprehensive review of the Company’s ERM processes. His presentation includes an update on any significant new risks that have been identified and assessed during the year and the strategies management has developed for managing them. During his presentation, the directors actively discuss with him and other members of management the risks that have been identified to gain a deeper understanding of the risks the Company faces and establish a mutual understanding between the Board and management regarding the Company’s willingness to take risks and the strategies to be used to manage them.

The Company’s Chief Risk Officer also presents updates on the Company’s ERM processes and specific potential risks and trends at other meetings of the Board during the year. In addition, as necessary at the regularly scheduled Board meetings, the Chairman, President and Chief Executive Officer addresses matters of particular importance or concern to the Company, including any significant areas of risk requiring Board attention. In the course of reviewing the Company’s strategic initiatives throughout the year, the Board considers the types and nature of risks associated with those initiatives, their potential impact on the Company and the steps that have or could be taken by management to mitigate them.

Although the Board of Directors believes that oversight of the Company’s ERM processes is a responsibility of the full Board, the Audit Committee of the Board addresses at each of its regular meetings risk oversight of the Company’s major financial exposures and the steps management has taken to identify, assess, monitor, control, remediate and report such exposures. The Audit Committee also reviews periodically with the Company’s General Counsel and Chief Compliance Officer legal matters that may have a material adverse impact on the Company’s financial statements, compliance with laws and any material reports received from regulatory agencies. And finally, as noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee’s independent compensation consultant annually provides the Compensation Committee with an audit and analysis of the risk associated with the Company’s executive compensation program.

The Board believes that its oversight of the Company’s ERM processes benefits from having one person serve as the Chairman of the Board and Chief Executive Officer. With his in-depth knowledge and understanding of the Company’s operations, Mr. Niblock, as Chairman, President and Chief Executive Officer, is better able to bring key strategic and business issues and risks to the Board’s attention than would a Non-Executive Chairman of the Board. The role of the Board’s Audit Committee, which consists solely of independent directors, in the oversight of the Company’s major financial exposures, preserves the benefit of independent risk oversight along with full Board responsibility and review.

How to Communicate with the Board of Directors and Non-Management Directors.    Shareholders and other interested parties can communicate directly with the Board of Directors by sending a written communication addressed to the Board or to any member individually in care of Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117. Shareholders and other interested parties wishing to communicate with Mr. Bernauer, as Lead Director, or with the non-management directors as a group may do so by sending a written communication addressed to Mr. Bernauer, in care of Lowe’s Companies, Inc. at the above address. Any communication addressed to a director that is received at Lowe’s principal executive offices will be delivered or forwarded to the individual director as soon as practicable. Lowe’s will forward all communications received from its shareholders or other interested parties that are addressed simply to the Board of Directors to the Lead Director or to the chair of the committee of the Board of Directors whose purpose and function is most closely related to the subject matter of the communication. All such communications are promptly reviewed before being forwarded to the addressee. Lowe’s generally will not forward to directors a shareholder communication that it determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

Committees of the Board of Directors and their Charters.    The Board has four standing committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Governance Committee. Each of these committees, other than the Executive Committee, acts pursuant to a written charter adopted by the Board of Directors. The Executive Committee operates in accordance with the Company’s Amended and Restated Bylaws and Corporate Governance Guidelines. A copy of each written committee charter and the Corporate Governance Guidelines are available on the Company’s website at www.Lowes.com/investor.

Audit Committee

Number of Members:	Six

Members:	Raul Alvarez (Chair), David W. Bernauer, Leonard L. Berry, Angela F. Braly, Richard W. Dreiling and James H. Morgan

Number of Meetings in Fiscal 2014:	Seven

Purpose and Functions:

The primary purpose of the Audit Committee is to assist the Board of Directors in monitoring (A) the integrity of the Company’s financial statements, (B) the Company’s legal and regulatory compliance, (C) the Company’s independent registered public accounting firm’s qualifications and independence, (D) the performance of the Company’s internal audit function and independent registered public accounting firm and (E) compliance by the Company with its established internal controls. In addition, the Audit Committee is responsible for preparing the Report of the Audit Committee included in this Proxy Statement. The Audit Committee is directly and solely responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. In addition, the Audit Committee is solely responsible for pre-approving all engagements related to audit, review and attest reports required under the securities laws and all other engagements permissible under the Exchange Act, for services to be performed for the Company by its independent registered public accounting firm, including the fees and terms applicable thereto. The Audit Committee is also responsible for reviewing and concurring with the Company’s Chief Risk Officer in the appointment, appraisal, replacement, reassignment or dismissal of the Vice President of Internal Audit. The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the independent registered public accounting firm for audit services, audit-related services, tax services and all other services; reviews with the Company’s Vice President of Internal Audit the staffing, training and development, and the work of the Internal Audit Department; reviews the Company’s financial statements and the critical accounting policies and practices used by management; reviews audit results and other matters relating to the adequacy of the Company’s internal controls; and reviews with the Company’s General Counsel and Chief Compliance Officer legal matters and the program of monitoring compliance with the Company’s Code of Business Conduct and Ethics. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters. Each member of the Audit Committee is “financially literate,” as that term is defined under the NYSE rules, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert,” as such term is defined by the SEC, and has designated Raul Alvarez, Chair of the Audit Committee, as an audit committee financial expert. Each member of the Audit Committee has also been determined to be “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Exchange Act, the Categorical Standards and the NYSE rules. The members of the Audit Committee annually review the Audit Committee Charter and conduct an annual performance evaluation of the Audit Committee performance with the assistance of the Governance Committee.

Compensation Committee

Number of Members:	Five

Members:	Marshall O. Larsen (Chair), Dawn E. Hudson, Robert L. Johnson, Richard K. Lochridge and Eric C. Wiseman

Number of Meetings in Fiscal 2014:	Five

Purpose and Functions:

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation for the Company’s executives. The Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the compensation for the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of these established goals and objectives and, based upon this evaluation, determines and approves the Chief Executive Officer’s annual compensation, which it forwards to the Board for ratification by the independent directors. The Compensation Committee also reviews and approves the compensation for all other executive officers of the Company, and reviews and approves all annual incentive plans for executives and all awards under multi-year incentive plans, including equity-based incentive arrangements authorized under the Company’s equity incentive compensation plans. The Committee also makes recommendations to the Board with respect to incentive compensation and equity-based plans that are subject to Board approval.

The Compensation Committee has the authority to retain a compensation consultant to assist in the evaluation of executive officer compensation. Pursuant to this authority and after taking into consideration all factors relevant to such firm’s independence from management, including, but not limited to, the specific factors set forth in the applicable NYSE rules, the Committee engaged Farient Advisors LLC as its independent compensation consultant for 2014.

The Compensation Committee is also responsible for reviewing and discussing with management the Company’s Compensation Discussion and Analysis and recommending to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report and Proxy Statement. See “Executive Officer Compensation — Compensation Discussion and Analysis” elsewhere in this Proxy Statement for a more detailed description of the Company’s processes and procedures for the consideration and determination of executive compensation. In addition, the Compensation Committee is responsible for preparing the Compensation Committee Report included in this Proxy Statement.

The Compensation Committee conducts an annual performance evaluation of its performance with the assistance of the Governance Committee. Each member of the Compensation Committee has been determined to be “independent” in accordance with the requirements of Rule 10C-1(b) of the Exchange Act, within the meaning of the Categorical Standards and in accordance with the NYSE rules.

Executive Committee

Number of Members:	Four

Members:	Robert A. Niblock (Chair), Raul Alvarez, David W. Bernauer and Marshall O. Larsen

Number of Meetings in Fiscal 2014:	Three

Purpose and Functions:

The Executive Committee is generally authorized to have and to exercise all powers of the Board, except those reserved to the Board of Directors by the North Carolina Business Corporation Act or the Company’s Amended and Restated Bylaws. Under the Company’s Corporate Governance Guidelines, the Executive Committee is responsible for considering at least annually succession planning for the Chairman and Chief Executive Officer and for providing a report on such succession planning to the Governance Committee on a regular basis. The Executive Committee is also given the responsibility under the Company’s Corporate Governance Guidelines for recommending any changes in director compensation to the Board of Directors for approval.

Governance Committee

Number of Members:	Eleven

Members:

David W. Bernauer (Chair), Raul Alvarez, Leonard L. Berry, Angela F. Braly, Richard W. Dreiling, Dawn E. Hudson, Robert L. Johnson, Marshall O. Larsen, Richard K. Lochridge, James H. Morgan and Eric C. Wiseman

Number of Meetings in Fiscal 2014:	Five

Purpose and Functions:

The purpose of the Governance Committee, which functions both as a governance and as a nominating committee, is to (A) identify and recommend individuals to the Board for nomination as members of the Board and its committees consistent with the criteria approved by the Board, (B) develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company, and (C) oversee the evaluation of the Board and management of the Company. The Governance Committee’s nominating responsibilities include (1) developing criteria for evaluation of potential candidates for the Board and its committees, (2) screening and reviewing recommendations for nominees to the Board, (3) recommending to the Board the nominees for directors to be elected by the Board to fill vacancies or to be elected at the next Annual Meeting of Shareholders, (4) assisting the Board in determining and monitoring whether or not each director and nominee is “independent” within the meaning of the Categorical Standards and applicable rules and laws, (5) recommending to the Board for its approval the membership and chairperson of each committee of the Board, and (6) assisting the Board in its annual performance evaluation of the Board and each of its committees.

The Governance Committee will consider nominees recommended by shareholders, and its process for doing so is no different than its process for screening and evaluating candidates suggested by directors, management of the Company or third parties. See “Shareholder Proposals for the 2016 Annual Meeting” elsewhere in this Proxy Statement for the timeframe for shareholders to provide notice of any nominations of persons for election to the Board of Directors.

If mailed, such notice shall be deemed to have been given when received by the Secretary. A shareholder’s notice must include certain information about the nominee and the shareholder submitting the nomination, including, (i) with respect to the nominee, the nominee’s name, age, business and residential address, principal occupation or employment, the number of shares of Common Stock or other securities of the Company which are owned of record or beneficially by the nominee and any derivative positions held of record or beneficially by the nominee related to, or the value of which is derived in whole or in part from, the value of the shares of Common Stock or other securities of the Company and whether and the extent to which any hedging or other transactions have been entered into by or on behalf of, or any other agreements, arrangements or understandings have been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, the nominee with respect to the shares of Common Stock or other securities of the Company and (ii) with respect to the shareholder submitting the nomination, the name and address, as they appear on the Company’s books, of that shareholder and any Shareholder Associated Person (as defined in the Company’s Amended and Restated Bylaws, a copy of which is filed as an exhibit to the Company’s Annual Report on Form 10-K) and the number of shares of Common Stock or other securities of the Company which are owned of record or beneficially by that shareholder or by any Shareholder Associated Person and any derivative positions held of record or beneficially by the shareholder or by any Shareholder Associated Person related to, or the value of which is derived in whole or in part from, the value of the shares of Common Stock or other securities of the Company and whether and the extent to which any hedging or other transactions have been entered into by or on behalf of, or any other agreements, arrangements or understandings have been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, that shareholder or any Shareholder Associated Person with respect to the shares of Common Stock or other securities of the Company. At the request of the Board of Directors, any person nominated by the Board for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by the Company’s Amended and Restated Bylaws and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

The Governance Committee is committed to having individuals from diverse backgrounds (inclusive of gender and race) with varying perspectives, professional experience, education and skills serving as directors. In identifying nominees for election and reelection to the Board, the Governance Committee considers persons from diverse backgrounds (inclusive of gender and race), with a variety of perspectives, professional experience, education and skills that possess the following qualifications as set forth in the Company’s Corporate Governance Guidelines:

•	high personal and professional ethics, integrity, practical wisdom and mature judgment;

•	broad training and experience at the policy-making level in business, government, education or technology;

•	expertise that is useful to the Company and complementary to the background and experience of other Board members;

•	willingness to devote the required amount of time to carrying out duties and responsibilities of Board membership;

•	commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations; and

•	willingness to represent the best interests of all shareholders and objectively appraise management performance.

Prior to nominating persons for election or reelection to the Board each year, the Governance Committee reviews the composition of the Board, including the diversity (inclusive of gender and race), perspectives, professional experiences, education, skills and qualifications of its members.

The Governance Committee oversees the process by which the Board annually evaluates its performance. This process is multi-faceted and includes gathering and analyzing data to evaluate the performance of the Board, the committees of the Board and individual directors. The data to evaluate the quality and impact of an individual director’s service is gathered by having each director complete a questionnaire assessing the performance of all other directors and the committees of the Board in which the director completing the evaluation is a member. A third party collects these peer evaluations and, working through the Chair of the Governance Committee, provides each director with a summary of the results. The Committee’s goal is to use the results of the assessment process to enhance the Board’s functioning as a strategic partner with management as well as the Board’s ability to carry out its traditional monitoring function.

Under the Company’s written policy for review, approval or ratification of transactions with related persons, the Governance Committee reviews all transactions, arrangements or relationships that are not pre-approved under the policy and could potentially be required to be reported under the SEC rules for disclosure of transactions with related persons and either approves, ratifies or disapproves of the Company’s entry into them.

Each member of the Governance Committee has been determined to be “independent” within the meaning of the Categorical Standards, the SEC rules and the NYSE rules. The Governance Committee annually reviews and evaluates its own performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information about the beneficial ownership of Common Stock as of March 27, 2015, except as otherwise noted, by each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock as well as each director, nominee for director, named executive officer and all directors and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities indicated as beneficially owned by them, subject to community property laws where applicable. Unless otherwise indicated, the address for each of the beneficial owners is c/o Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.

Name or Number of Persons in Group	Number of Shares (#)(1)		Percent of Class
Raul Alvarez	18,822		*
Maureen K. Ausura	140,402		*
David W. Bernauer	50,271		*
Leonard L. Berry	74,577		*
Angela F. Braly	3,240		*
Rick D. Damron	170,909		*
Laurie Z. Douglas	0		*
Richard W. Dreiling	12,604		*
Dawn E. Hudson	48,111		*
Robert F. Hull, Jr.	522,763		*
Robert L. Johnson	48,111		*
Michael A. Jones	60,170		*
Marshall O. Larsen	50,111		*
Richard K. Lochridge	48,111		*
James H. Morgan	0		*
Robert A. Niblock	1,753,045		*
Eric C. Wiseman	12,604		*
Directors and Executive Officers as a Group (20 total)	3,216,676		*
The Vanguard Group, Inc.	59,127,623	(2)	6.2%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
BlackRock, Inc.	59,104,604	(3)	6.2%
55 East 52nd Street
New York, New York 10022
T. Rowe Price Associates, Inc.	56,076,906	(4)	5.9%
100 E. Pratt Street
Baltimore, Maryland 21202
Wellington Management Group LLP	53,285,584	(5)	5.6%
c/o Wellington Management Company, LLP 280 Congress Street
Boston, Massachusetts 02210

*	Represents holdings of less than 1%.

(1)

Includes shares that may be acquired or issued within 60 days under the Company’s stock option and award plans as follows: Mr. Alvarez 18,822 shares; Ms. Ausura 66,000 shares; Mr. Bernauer 40,271 shares; Dr. Berry 48,111 shares; Ms. Braly 3,240 shares; Mr. Damron 0 shares; Mr. Dreiling 12,604 shares; Ms. Hudson 48,111 shares; Mr. Hull 398,667 shares; Mr. Johnson 48,111 shares; Mr. Jones 24,000 shares; Mr. Larsen 48,111 shares; Mr. Lochridge 48,111 shares; Mr. Niblock 1,055,000 shares; Mr. Wiseman 12,604 shares; and all directors and executive officers as a group 1,933,396 shares.

(2)

Shares held at December 31, 2014, according to a Schedule 13G/A filed with the SEC on February 10, 2015 by The Vanguard Group, Inc. (“Vanguard”). The Schedule 13G/A reports that Vanguard has sole voting power over 1,693,027 shares, shared voting power over no shares, sole investment power over 57,521,259 shares and shared investment power over 1,606,364 shares.

(3)

Shares held at December 31, 2014, according to a Schedule 13G/A filed with the SEC on January 30, 2015 by BlackRock, Inc. (“BlackRock”). The Schedule 13G/A reports that BlackRock has sole voting power over 47,167,292 shares, shared voting power over no shares and sole investment power over all of such shares.

(4)

Shares held at December 31, 2014, according to a Schedule 13G filed with the SEC on February 12, 2015 by T. Rowe Price Associates, Inc. (“T. Rowe Price”). The Schedule 13G reports that T. Rowe Price has sole voting power over 19,823,186 shares, shared voting power over no shares, sole investment power over 56,018,206 shares and shared investment power over no shares.

(5)

Shares held at December 31, 2014, according to a Schedule 13G/A filed with the SEC on February 12, 2015 by Wellington Management Group LLP (“Wellington”). The Schedule 13G/A reports that Wellington has sole voting power over no shares, shared voting power over 21,926,708 shares and shared investment power over all of such shares. The Schedule 13G/A further reports that the securities are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington, formerly known as Wellington Management Company, LLP, which was an investment adviser to these clients as of December 31, 2014. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Lowe’s directors, executive officers and certain persons who beneficially own more than 10% of the outstanding shares of Common Stock to file with the SEC initial reports of their beneficial ownership and reports of changes in their beneficial ownership of Common Stock and other equity securities. Based solely on a review of reports filed with the SEC and written representations that no other reports were required, the Company believes that its directors, executive officers and greater than 10% shareholders complied with all applicable filing requirements on a timely basis during fiscal 2014.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a thorough description and analysis of the Company’s executive compensation program. The Compensation Committee of the Board of Directors (the “Committee”) administers the program for all executive officers of the Company, including the executive officers named in the compensation disclosure tables that follow this Compensation Discussion and Analysis.

This section is organized as follows:

2014 Overview

Lowe’s performance continued to improve during 2014 as a result of Lowe’s keen focus on further optimizing its business model. The model includes three priorities to drive further top line growth — enhancing the sales and operations planning process, building on the Company’s customer experience design capabilities and improving the Company’s relevance with the professional customer. In addition, the Company continued its transformation from a single channel, home improvement retailer to an omni-channel home improvement company to provide not just the products, but also the services, information and advice, customers need to improve their homes. The transformation allows Lowe’s to sell products from a store, online, on-site or through one of Lowe’s contact centers and fulfill orders in the most convenient manner for customers.

Net earnings increased 18.0% to $2.7 billion during fiscal 2014, and diluted earnings per share increased 26.6% to $2.71. Net sales for fiscal 2014 were $56.2 billion, a 5.3% increase over fiscal 2013. During 2014, Lowe’s shareholders enjoyed a 46.4% increase in the market value of the Common Stock and a 24.3% increase in dividends per share paid to shareholders. As a result of Lowe’s strong financial position and positive cash flows, the Company delivered on its commitment to return excess cash to shareholders. During 2014, Lowe’s repurchased 73.8 million shares of Common Stock under its share repurchase program for $3.9 billion and paid $822 million in dividends.

The Committee did not make any material changes to the design of the executive compensation plans in 2014, because the plans operated consistently with their pay for performance philosophy. The Company delivered solid performance during the fiscal year, approximately at the target levels established by the Committee, and the resulting annual incentives earned by the executive officers for 2014 were in line with these results. The value of the restricted share and non-qualified stock option awards granted to the executive officers on March 1, 2011 exceeded their target date award values due to the Company’s 38.2% annualized total shareholder return during the three-year vesting period. In addition, approximately two-thirds of the performance share units vested based on the Company’s achievement of the target level of average return on non-cash average assets for the 2012-2014 fiscal year performance period. The remaining performance share units were forfeited because the threshold level of improvement in brand strength required for vesting was not achieved by the end of the three-year performance period.

2014 Say-on-Pay Advisory Vote

Approximately 97% of the shares voted at the 2014 Annual Meeting of Shareholders on a proposal to approve the Company’s executive compensation program (the “say-on-pay vote”) were cast in favor of the proposal. The 97% approval rate was approximately the same percentage of shares voted in favor of the say-on-pay vote at the Annual Meeting of Shareholders for the last three years. In view of the sustained strong shareholder support of the Company’s executive compensation, the Committee maintained the principal features and performance-based elements of the executive compensation program in 2014. For the Annual Meeting, the Company’s shareholders will again have the opportunity to approve Lowe’s executive compensation program through the advisory say-on-pay vote included as Proposal Two in this Proxy Statement. The Company encourages its shareholders to review this section of the Proxy Statement prior to casting their advisory votes on this year’s say-on-pay proposal.

Objectives

The Committee believes the executive compensation program should be based on a strong link between the creation of shareholder value and the compensation earned by the Company’s executive officers. Therefore, the fundamental objectives of the program are to:

•	Maximize long-term shareholder value;

•

Align executive compensation with the Company’s business strategies, including delivering differentiated customer experiences, ensuring seamless integration among all selling channels and driving returns on invested capital;

•	Attract and retain executives who have the requisite leadership skills to support the Company’s strategic and long-term value creation objectives;

•	Provide compensation that is positioned commensurately with the Company’s performance and the contributions made by executives toward that performance;

•	Provide an opportunity for executives to acquire and hold meaningful amounts of Common Stock; and

•	Ensure the compensation program does not promote inappropriate risk-taking.

Compensation Process

Committee Structure

Members of the Committee are appointed by the Board of Directors. There are currently five members of the Committee, all of whom are independent, non-employee directors. Robert L. Johnson, a member of the Committee since May 2009, is an independent, non-employee director, but he is not considered an “outside director” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) due to the sponsorship agreement between the Company and the Charlotte Hornets NBA team described on page 10. For this reason, Mr. Johnson does not participate in any decisions with respect to performance-based compensation awarded under the Company’s annual or long-term incentive plans.

Compensation Consultant

The Committee has directly engaged and regularly consults with Farient Advisors LLC (“Farient”) as its independent compensation consultant for ongoing executive compensation matters. Farient representatives participate in all Committee meetings. Farient advises the Committee on the design of the Company’s annual and long-term incentive plans (including the selection of the performance measures) and provides the Committee an external perspective on the reasonableness and competitiveness of the performance goals. Farient also assists with the selection of the peer group of companies to be used for compensation and performance benchmarking and provides annually a thorough market benchmarking report to the Committee and an assessment of the relationship between Lowe’s Chief Executive Officer pay and performance over the last 10 years. Additionally, Farient provides periodic updates to the Committee on regulatory and governance trends impacting compensation and guidance on how to respond, reviews the Company’s compensation-related proxy disclosures, and assists the Committee in conducting its annual risk assessment of the Company’s executive compensation program. Farient does not provide any services to the Company other than the compensation consulting services provided to the Committee. The Committee has assessed the independence of Farient pursuant to the independence factors specified by the SEC rules (as incorporated into the NYSE rules) and concluded that no conflict of interest exists that would prevent Farient from independently representing the Committee.

Management Participation

The Committee is supported in its work by the Company’s Human Resource Management executives and supporting team members. The Company’s Chief Human Resources Officer works most closely with the Committee, both in providing information and analysis for review and in advising the Committee concerning compensation decisions (except as it relates specifically to her compensation or the compensation of the Chief Executive Officer). The Chief Executive Officer provides input to the Chief Human Resources Officer and her staff to develop recommendations concerning executive officer compensation, with the exception of his compensation, and presents these recommendations to the Committee.

Annual Calendar

The Committee has adopted the following planning calendar to ensure a consistent and deliberative approach to its executive compensation decisions:

Set-up and Agendas	Fact Gathering, Planning and Decisions		Goal Setting	Pay Reporting
August	November	January	February	March

Compensation Strategy and Major Action Items:

— Review regulatory, shareholder and market update and implications for the Company

— Review peer group and screening criteria

— Review program design including pay positioning and pay practices (including performance equity and ownership guidelines)

— Review correlation of pay strategy with business strategy and organizational needs

— Review report on competitive pay levels versus market

— Review design alternatives or new fiscal year stock awards incentive plan

— Plan for compliance with regulatory changes

— Conduct compensation risk assessment

— Make compensation decisions for upcoming fiscal year including base salary adjustments and annual and stock incentive target awards

— Review incentive plan framework and performance goals for upcoming fiscal year annual awards

— Review pay for performance alignment

			— Approve preceding fiscal year(s) performance and resulting annual and stock award payouts — Approve annual incentive plan performance goals for the new fiscal year	— Approve Committee report to shareholders and Compensation Discussion and Analysis — Approve methodology and performance goals for fiscal year stock awards

Informational and Routine Action Items:

— Receive update on achievement of incentive performance goals — Review calendar — Review historical annual incentive payments — Consider plan amendments — Certify independence of outside advisers	— Receive update on achievement of incentive performance goals — Review compensation tally sheets — Approve stock awards to non-Section 16 participants	— Receive update on achievement of incentive performance goals — Review Compensation Strategy policy document	— Begin review of Compensation Discussion and Analysis — Receive update on performance of the prior fiscal year’s performance stock plan award

— Review stock ownership, transactions and compliance with stock ownership guidelines

— Receive report on executive physical and tax and financial planning benefit usage

— Review maximum cash compensation opportunities for executives

— Evaluate Compensation Consultant performance

Compensation Benchmarking and Peer Group

Each year, Farient provides the Committee a review and analysis of the peer group companies to be used for compensation and performance benchmarking. After reviewing Farient’s report and recommendations, the Committee approved using benchmarking data from two sources: the Select Peer Group (weighted 75%) and the Survey Data Group (weighted 25%).

The Select Peer Group is a group of retail and customer service companies selected for direct relevance to Lowe’s business using the following criteria:

•	Headquartered in the United States with publicly-traded securities listed on a major United States exchange;

•	Operating in the Consumer Discretionary or Food & Staples retailing sectors;

•	Annual revenue greater than $15 billion; and

•	Retailing or customer service based business model focused on producing median or higher margins.

The companies in the Select Peer Group for 2014 were: Amazon.com, Inc.; Best Buy Co., Inc.; CVS Health Corporation; Costco Wholesale Corporation; The Home Depot, Inc.; J.C. Penney Company, Inc.; Kohl’s Corporation; The Kroger Co.; Macy’s, Inc.; Safeway Inc.; Sears Holdings Corporation; Staples, Inc.; SUPERVALU INC.; Target Corporation; The TJX Companies, Inc.; Walgreen Co.; and Wal-Mart Stores, Inc. The pay for performance analysis beginning on page 32 also uses the Select Peer Group.

The Survey Data Group is comprised of a broad group of retail companies with over $16 billion in annual revenue included in the Hay Group Retail Executive and Management Report.

Farient presented a thorough compensation benchmarking report based on the two peer groups described above to the Committee at its November 2013 meeting. The report concluded that base salaries for Lowe’s executives, including the Chief Executive Officer, were below median, continuing to reflect Lowe’s emphasis on performance-based pay over fixed compensation. The report also concluded that the potential award levels under Lowe’s annual and long-term incentive plans provided Lowe’s executives the opportunity to earn total direct compensation (i.e., the sum of base salary and target annual and long-term incentive awards) that was nearer to the market median. The following chart summarizes the results of the compensation benchmarking report used for the Committee’s 2014 compensation actions and Lowe’s pay positioning versus the market median:

	Base Salary	Target Annual Incentive Compensation	Target Long-Term Incentive Compensation	Target Total Direct Compensation
Chief Executive Officer	-11%	+10%	0%	0%
All Other Named Executive Officers	-7%	-7%	+16%	+6%

Compensation Elements

Base Salary

Base salaries provide a base level of fixed income to the Company’s executive officers. Base salaries are established on the basis of the Committee’s review of a market benchmarking report, the duties and responsibilities of each executive’s position and the performance, qualifications and experience of the executive. The Committee reviews and approves executive officers’ base salaries annually. Any action by the Committee with respect to the base salary, and all other elements of compensation, for the Chief Executive Officer are subject to ratification by the independent members of the Board of Directors.

Annual Incentive Awards

Executives have the opportunity to earn annual incentive awards each fiscal year for the achievement of short-term operational and strategic performance goals established by the Committee. The threshold, target and maximum award opportunities are based on a combination of the relative impact of the positions in each grade level at Lowe’s and the competitive benchmark data provided by Farient. The actual amounts awarded are based on the degree of achievement of the performance goals.

Stock Awards

The Committee makes stock awards to the executive officers each year. The target values of the awards are based on a combination of the relative impact of the positions in each grade level at Lowe’s and the competitive benchmark data provided by Farient. The actual award value realized by the executives is based on the degree of achievement of performance vesting goals and/or satisfaction of vesting requirements based on continued employment with the Company and the value of the Common Stock when the awards are earned and vest.

Retirement and Other Benefit Plans

The Company’s executive officers participate in a 401(k) plan, a group insurance plan, a broad-based discounted employee stock purchase plan and other employee benefit plans sponsored by the Company on the same terms and conditions that apply to all employees. The Company also maintains a supplemental savings plan, known as the Benefit Restoration Plan. The Benefit Restoration Plan allows executive officers and other senior management employees to make contributions, and receive Company matching contributions, that cannot be made to their accounts under the Lowe’s 401(k) Plan due to contribution limitations imposed by the Code.

Perquisites

The Company provides limited perquisites to its executive officers. The perquisites support the responsibilities of each executive officer’s position, encourage sound financial planning and tax compliance and ensure the safety and wellness of the executives. During 2014, the Company-provided perquisites included:

•	reimbursement (not grossed up for taxes) of the cost of professional tax compliance and financial planning services up to an annual maximum of $12,000; and

•	reimbursement of the cost of a Company-required annual physical examination.

In addition, the independent members of the Board of Directors require the Chief Executive Officer to utilize corporate aircraft for all business and personal travel for his safety, health and security, and to enhance his effectiveness, to ensure immediate access to the Chief Executive Officer for urgent matters and to maintain the confidentiality of the purpose of the travel. The Company does not provide any tax gross-up to the Chief Executive Officer for the taxable income imputed to him for his required personal use of corporate aircraft.

Management Continuity Agreements

The Company’s executive officers are “at-will” employees of the Company. They do not have employment contracts or participate in a severance benefit program. However, the Committee believes that stability in the leadership team helps to ensure the success of a surviving entity following a change-in-control. In view of this, the Company has entered into a management continuity agreement with each named executive officer to protect the Company’s interests during a change-in-control transaction by eliminating any potential distraction that may be created by the lack of severance if the executive loses his or her employment after a change-in-control of the Company. The terms of the management continuity agreements are described in the narrative that accompanies the “Potential Payments Upon Termination or Change-in-Control” table on page 42. The table shows the amounts that would have been payable to the named executive officers if a change-in-control and an employment loss had occurred on the last day of the 2014 fiscal year.

Mix of Fixed and Performance-Based Compensation

The named executive officers are the most senior management employees of the Company and they each have the ability to impact the performance of the Company. To encourage the executives to drive Company performance, the largest share of their compensation is variable, performance-based compensation that is based on Company performance. Moreover, the long-term stock-based compensation opportunities, as a percentage of base salary, are greater than the annual incentive compensation opportunities. The Committee believes this greater weight on long-term stock-based awards encourages longer-term, strategic action by the executives. The following charts show the performance-based elements of Lowe’s executive compensation for 2014.

2014 Compensation Actions

Base Salary Adjustments

The Committee reviews and adjusts the named executive officer base salaries in January each year after it has considered Farient’s compensation benchmarking report described above. In 2014, the Committee approved the following base salary increases for the named executive officers:

Name	2013 Base Salary ($)	2014 Base Salary ($)	% Increase(1)
Robert A. Niblock	1,220,000	1,280,000	5.0%
Robert F. Hull, Jr.	712,000	726,000	2.0%
Rick D. Damron	765,000	780,000	2.0%
Michael A. Jones(2)	460,000	600,000	30.0%
Maureen K. Ausura	512,000	527,000	3.0%

(1)	The general Company-wide base salary adjustments averaged approximately 3.0% for all employees in 2014.

(2)

Mr. Jones received an annual base salary increase of 8.6% (from $460,000 to $500,000) in connection with the Committee’s annual consideration of base salary increases. Mr. Jones was promoted from Chief Merchandising Officer to Chief Customer Officer effective April 30, 2014. In connection with his promotion, Mr. Jones’ base salary was increased from $500,000 to $600,000 and his target annual incentive award (described in the next section) was increased from 75% to 100% of his base salary in case effective April 1, 2014.

Annual Incentive Awards

The Committee has for several years used earnings before interest and taxes (“EBIT”) and sales as the performance measures for compensation awarded under the annual incentive plan. The Committee believes EBIT is an effective performance measure because it rewards the profitability of overall Company operations and focuses the executive team on operational efficiency and expense management. The Committee believes the sales performance measure focuses the executives on effective merchandising, driving market share gains, selective acquisitions, international expansion and the enhancement of the Company’s internet sales and marketing.

In recent years, the Committee has included the successful completion of strategic goals in the annual incentive plan. The strategic goals included in the annual incentive plan for 2014 included people productivity and leadership effectiveness. The people productivity goal provides incentive compensation for effectively controlling human capital expenses. The leadership effectiveness goal provides incentive compensation for leadership behavior that has the greatest positive impact on employee motivation, satisfaction and commitment to implementing the Company’s transforming long-term strategy.

The following table shows the threshold, target and maximum performance levels for EBIT (weighted 70% for the Chief Executive Officer and 55% for all other named executive officers) and sales (weighted 20% for the Chief Executive Officer and 15% for all other named executive officers) established by the Committee for 2014 and actual 2013 and 2014 performance. The Committee based the 2014 target performance levels on the Company’s operating plan and prior year performance. The Committee, with the assistance of Farient, considered the level of difficulty inherent in the goals with the desire to focus on stretch goals, and reviewed the targeted performance levels relative to the Company’s peers.

	Performance Levels			Actual Performance
Performance Measure	Threshold	Target	Maximum	2014	2013

EBIT	$4.320 billion	$4.729 billion	$4.979 billion	$4.792 billion	$4.149 billion

Sales	$54.460 billion	$56.156 billion	$57.122 billion	$56.223 billion	$53.417 billion

The following table describes the strategic goals (weighted 10% for the Chief Executive Officer and 30% for all other named executive officers) for the 2014 annual incentive plan and the 2014 performance level for each goal.

Strategic Goal	Provides Incentive Compensation for:	Performance Measured by:	2014 Performance

People Productivity(1)	Focus on controlling expenses related to human capital, consider the efficiency of the organization and the creation of shareholder value.	Ratio of total U.S. corporate office people cost to sales. People cost includes all employee, temporary employee and contractor total compensation and other costs.	The ratio was between the target and maximum level of performance and each functional group achieved its gateway productivity target.

Each executive’s functional group was assigned a gateway productivity target which must be satisfied before any amount may be earned based on the total U.S. corporate office productivity performance. A functional group consists of each organizational hierarchy of corporate employees reporting to a direct report to the Chief Executive Officer.

Leadership Effectiveness	Effective leadership of U.S. corporate office employees.	Percentage of responses to the Lowe’s Employee Opinion Survey that rate Company leadership in the top two categories of effective leadership behavior.	The leadership effectiveness performance was below the threshold level.

(1)	All named executive officers with the exception of the Chief Executive Officer had people productivity as an incentive measure.

Based on the performance measures established by the Committee and the Company’s actual 2014 performance, the named executive officers earned annual incentive awards for 2014 as follows:

Name	2014 Target Incentive Award ($)	2014 Annual Incentive Award for:			2014 Incentive Award ($)	2014 Incentive Award (% of Target)(2)
		EBIT ($)	Sales ($)	Strategic Initiatives ($)(1)
Mr. Niblock	2,560,000	2,017,805	529,689	0	2,547,494	100%
Mr. Hull	653,400	449,938	104,784	166,951	721,673	110%
Mr. Damron	780,000	537,116	125,081	199,297	861,494	110%
Mr. Jones(3)	563,530	388,053	90,368	143,987	622,408	107%
Ms. Ausura	474,800	326,608	76,062	121,189	523,859	110%

(1)

Mr. Niblock’s annual incentive is weighted to align with financial drivers of shareholder value at 70% EBIT, 20% sales and 10% strategic initiatives. All other named executive officers have weightings of 55% EBIT, 15% sales and 30% strategic initiatives.

The strategic incentives portion of Mr. Niblock’s 2014 annual incentive award was based solely on the leadership effectiveness incentive measure. The strategic incentives portion of the 2014 annual incentive award for all other named executive officers was based on two incentive measures — leadership effectiveness and people productivity. Leadership effectiveness performance for 2014 was below threshold, and as a result, the named executive officers did not earn any incentive compensation based on that incentive measure. The Company’s 2014 people productivity performance was between target and maximum, and the amounts presented are the incentive compensation earned based on the people productivity performance measure.

(2)	Mr. Niblock’s maximum incentive opportunity is 150% of his target opportunity. Maximum incentive opportunities for all other named executive officers are 200% of their target opportunity.

(3)

Mr. Jones’ target incentive opportunity is based on his $600,000 base salary and 100% target annual incentive for 10 months of the year after his promotion to Chief Customer Officer and his $500,000 base salary and 75% target annual incentive for the two months of the year preceding his promotion.

Annual Stock Awards

In 2014, the Committee awarded the named executive officers an equal mix of stock options, time-vested restricted stock and performance share units (“PSUs”). The Committee believes the mix of equity award types reflects an appropriate balance between providing incentive compensation for increases in the market value of the Common Stock (stock options), retention (time-vested restricted stock) and the achievement of Company-specific performance measures (PSUs).

The stock options awarded in 2014 will vest and become exercisable in three annual installments beginning on September 15, 2015. The Committee believes the value of stock options is tied directly to shareholders’ interests because their value is solely derived from increases in the market value of the Common Stock, and stock options encourage executives to consider the impact of their decisions on the value of the enterprise over the long term. The Company has not, and does not, backdate or re-price stock options.

The time-vested restricted stock awards will become 100% vested on the third anniversary of the grant date. Executives must maintain employment with the Company during the three-year period, or terminate from the Company due to death or disability, or retire in accordance with the criteria included in the restricted stock grant agreement, in order to vest in the shares included in the award.

The 2014 PSU awards provide an opportunity for executives to earn Common Stock if the performance measures are achieved over a pre-defined period of time referred to as the performance period. Performance thresholds are established that determine the portion, if any, of the PSUs that are earned, resulting in the conversion of the PSUs to shares of Common Stock. Failure to achieve the minimum level of the pre-defined performance measures results in the cancellation of the PSUs. The Company does not pay or accrue dividends or dividend equivalents during the performance period.

The PSUs awarded in 2014 will be earned based on the Company’s return on non-cash average assets (“RONCAA”) for the 2014 through 2016 fiscal year performance period. RONCAA will be computed on an annual basis by dividing the Company’s EBIT for the year by the average of the Company’s non-cash assets as of the beginning and end of the year. The return percentages for each fiscal year in the performance period will be averaged to yield a RONCAA for the three-year performance period. The Committee established threshold, target and maximum RONCCA levels for the PSUs. One hundred percent of the PSUs will be earned if the Company achieves the target RONCAA, 50% will be earned if the Company achieves the threshold RONCAA and 150% will be earned if the Company achieves the maximum RONCAA level. The Committee believes that a strong RONCAA is aligned with creating long-term value for the Company’s shareholders. Specifically, RONCAA is a comprehensive long-term financial metric that incorporates both operating income and balance sheet performance in the calculation, encouraging management to generate sustained profitable growth over time, while evaluating the Company’s effectiveness at allocating shareholder capital toward future investment in innovation and expansion of the Company’s business model.

The performance-vesting period for the PSUs awarded in 2012 (the “2012 PSUs”) expired on January 30, 2015, the last day of the 2014 fiscal year. Sixty-seven percent of the 2012 PSU awards were eligible to be earned based on the Company’s average RONCAA for fiscal years 2012 through 2014. The remaining 33% of the 2012 PSUs were eligible to be earned based on the improvement in the Company’s brand strength during the 2012 through 2014 fiscal year period, compared to 2011. The threshold RONCAA performance level for the 2012 PSUs was 11% and the target and maximum levels were 13% and 15%, respectively. The actual average RONCAA performance over the 2012 through 2014 period was 13.05%. The threshold performance level for improvement in brand strength was a one point improvement and the target and maximum performance levels were three points and five points, respectively. The actual average improvement was less than one point. Based on those RONCAA and brand strength improvement levels, 67.84% of the 2012 PSUs were earned and converted to shares of Common Stock, and the remaining 32.16% of the 2012 PSUs were forfeited.

Pay for Performance Alignment

Each year, Farient provides the Committee an assessment of the relationship between the Company’s executive pay and performance over time. To conduct this analysis, Farient used its proprietary alignment methodology to test whether the Company’s Performance-Adjusted Compensation™ (PAC™)1 was: (i) reasonable in comparison to the Company’s revenue size and the comparable company group (which for this purpose was the Select Peer Group described in the “Compensation Benchmarking and Peer Group” section on page 26) and (ii) sensitive to the Company’s total shareholder return (“TSR”) over time. Farient compared Lowe’s Chief Executive Officer’s PAC™ (covering actual salary, actual short-term incentives and performance-adjusted long-term incentive values) over rolling three-year periods to TSR for the same rolling three-year periods (for three-year rolling periods ending in 2005 to 2014), and tested the results against those same variables for the companies in the Select Peer Group.

[1]

PACTM is a trademark of Farient Advisors LLC developed to measure compensation outcomes after performance has occurred, rather than target compensation, which is measured before performance has occurred.

The chart below shows Farient’s Performance Alignment Report™ for the Company. The Peer pay line represents the regression line for the PAC™ data points of the Select Peer Group, and the Lowe’s pay line represents the regression line for Lowe’s PAC™ data points. The Alignment Zone indicates the range of reasonable pay outcomes, as determined by Farient, for the Company’s size, the Select Peer Group and the performance delivered. Farient’s Performance Alignment ReportTM is designed to illustrate the Company’s long-term relationship between pay and performance over time. PACTM for any particular three-year period may not fall within the Alignment Zone, as not all pay elements and decisions are directly dependent on TSR performance in a given three-year period.

Each data point in the Pay for Performance Alignment chart reflects PAC™ (adjusted for size and inflation) for a three-year period (ending in the year noted on the chart for the Company) and TSR for the same period. As TSR is a market-based measure, stock price volatility can result in significant fluctuations in the calculation from period to period. Farient uses rolling three-year periods which are sensitive enough to reflect changes in performance but long enough to smooth out short-term volatility.

Farient’s analysis of the Company’s pay for performance indicates that Lowe’s Chief Executive Officer pay has historically been and continues to be strongly aligned with the Company’s performance and shareholder interests. This is indicated by the fact that Lowe’s Chief Executive Officer PAC™ is both reasonable and sensitive to Company performance over time.

Compensation and Risk

Each November, Farient provides the Committee with an audit and analysis of the risk associated with the Company’s executive compensation program. Farient reports and the Committee considers the balance between pay components, relative pay positioning on salary, measures of performance, plan caps, plan time horizons and overlapping performance cycles, program design and other features that are designed to mitigate risk (e.g., stock ownership requirements and clawbacks). The Committee believes the Company’s pay practices, stock ownership and holding requirements and incentive recoupment provisions all discourage inappropriate risk taking by Company executives.

Stock Ownership Guidelines

The Committee strongly believes that executive officers should own appropriate amounts of Common Stock to align their interests with those of the Company’s shareholders. The Company’s 401(k) Plan, employee stock purchase plan and long-term incentive plans provide ample opportunity for executives to acquire such Common Stock.

The Committee has adopted stock ownership and retention guidelines for all senior executives in the Company. The ownership target under the current policy is 10 times base salary for the Chairman, President and Chief Executive Officer, five times base salary for the Chief Operating Officer and Chief Customer Officer, four times base salary for executive vice president-level employees and two times base salary for all senior vice presidents.

The Committee reviews compliance with the guidelines annually at its March meeting. The Company determines the number of shares of Common Stock required to be held by each senior officer by dividing the ownership requirement (expressed as a dollar amount) by the average closing price of the Common Stock for the preceding fiscal year. Shares of Common Stock are counted towards ownership as follows:

•	All shares held or credited to a senior officer’s accounts under the Lowe’s 401(k), benefit restoration, deferred compensation and employee stock purchase plans;

•	All shares owned directly by the senior officer and his or her immediate family members residing in the same household;

•	50% of the number of vested stock options; and

•	50% of the number of shares of unvested time-vested restricted stock.

Senior officers may not sell the net shares resulting from a restricted stock or PSU vesting event or stock option exercise until the ownership requirement has been satisfied. With the exception of Mr. Jones, all of the named executive officers were in compliance with this policy for fiscal 2014. Mr. Jones has not reached the ownership level required by the guidelines because he commenced employment on January 21, 2013. The Committee believes Mr. Jones will attain the stock ownership level required by the guidelines within the next 3 to 4 years. In accordance with the guidelines, Mr. Jones will retain the net shares resulting from a restricted stock or PSU vesting event or stock option exercise until the ownership requirement has been satisfied.

Oversight of Executive Stock Ownership; Recoupment of Incentive Compensation

The Committee has always supported governance and compliance practices that are transparent and protect the interests of the Company’s shareholders. To strengthen the Company’s practices in these areas, the Company has adopted (i) controls over executive equity awards and ownership and (ii) a policy on the recoupment of incentive compensation in the event of significant restatement.

The Company’s controls over executive equity awards and ownership prohibit any executive from:

•	Using Common Stock as collateral for any purpose, including in a margin account;

•	Engaging in short sales of Common Stock;

•	Purchasing or selling publicly-traded options that are based on the trading price of the Common Stock; or

•	Entering standing purchase or sell orders for Common Stock except for a brief period of time during open window trading periods.

Trading in Common Stock, including stock held in an account under the Lowe’s 401(k) Plan, by an executive and the executive’s immediate family members who reside with the executive or whose transactions are subject to the executive’s influence or control, is limited to open window trading periods designated by the Company’s General Counsel and Chief Compliance Officer. In addition, all transactions by an executive involving Common Stock must be pre-cleared by the General Counsel and Chief Compliance Officer.

The recoupment policy requires the Board of Directors to review any incentive compensation that was provided to executive officers on the basis of the Company having met or exceeded specific performance targets during a performance period that is subject to a significant restatement of Company financial results. If (i) the incentive compensation would have been lower had it been based on the restated financial results and (ii) the Board determines that an executive officer engaged in fraud or intentional misconduct that caused or substantially caused the need for the restatement, then the Board is required, to the extent practicable, to seek to recover, for the benefit of the Company, the portion of such compensation that would not have been earned had the incentive compensation been based on the financial results as restated.

Tax Deductibility of Compensation

Section 162(m) of the Code limits the amount of non-performance-based compensation paid to the named executive officers (other than Mr. Hull, the Chief Financial Officer) that may be deducted by the Company for federal income tax purposes in any fiscal year to $1 million. Performance-based compensation that has been approved by the Company’s shareholders and that is administered by a committee composed entirely of outside directors is not subject to the $1 million deduction limit. All of the Company’s equity and annual incentive plans have been approved by the Company’s shareholders. In addition, the compensation awarded under the plans is administered by the members of the Committee who are outside directors under Section 162(m) of the Code.

Because the Company’s plans are shareholder approved and administered solely by outside directors, all awards under those plans, other than restricted stock awards that do not vest solely on the performance of the Company, should qualify as “performance-based” compensation that is fully deductible and not subject to the Code Section 162(m) deduction limit. Although the Committee has not adopted a formal policy that requires all compensation paid to the named executive officers to be deductible, whenever practical, the Committee structures compensation plans to make the compensation paid thereunder fully deductible.

Compensation Tables

Summary Compensation Table

This table shows the base salary, annual incentive compensation and all other compensation paid to the named executive officers. The table also shows the grant date fair value of the stock and option awards made to the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Robert A. Niblock	2014	1,280,000	0	5,813,280	4,369,540	2,547,494	269,631	14,279,945
Chairman of the Board, President and	2013	1,220,000	0	9,801,340	4,120,364	3,299,258	273,231	18,714,193
Chief Executive Officer	2012	1,185,000	0	5,343,893	3,740,675	1,664,996	201,878	12,136,442

Robert F. Hull, Jr.	2014	726,000	0	1,453,320	1,054,130	721,673	63,753	4,018,876
Chief Financial Officer	2013	712,000	0	2,499,470	1,033,241	1,125,152	81,420	5,451,283
	2012	691,000	0	1,322,200	937,261	484,854	53,298	3,488,613

Rick D. Damron	2014	780,000	0	2,055,900	1,513,187	861,494	74,825	5,285,406
Chief Operating Officer	2013	765,000	0	3,566,670	1,474,259	1,239,224	92,224	7,137,377
	2012	687,000	0	1,781,900	669,472	518,031	54,719	3,711,122

Michael A. Jones	2014	583,791	0	1,553,750	1,173,145	622,408	20,171	3,953,265
Chief Customer Officer

Maureen K. Ausura	2014	527,000	0	1,051,600	765,095	523,859	51,079	2,918,633
Chief Human Resources Officer	2013	512,000	0	1,722,490	743,430	815,498	72,340	3,865,758
	2012	497,000	0	991,650	669,472	348,730	51,458	2,558,310

(1)

The value of the stock and option awards presented in the table equal the grant date fair value of the awards for financial reporting purposes (excluding the effect of estimated forfeitures) computed in accordance with FASB ASC Topic 718. For financial reporting purposes, the Company determines the fair value of a stock or option award accounted for as an equity reward on the grant date. Stock awards accounted for as liability awards are measured at fair value at each reporting date. The Company recognizes expense for a stock or option award over the vesting period of the award. PSUs are expensed over the vesting period based on the probability of achieving the performance goal, with changes in expectations recognized as an adjustment in the period of the change.

See Note 9, “Accounting for Share-Based Payment,” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended January 30, 2015 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used in the Black-Scholes option-pricing model.

(2)	The amounts reported in this column include the sum of the grant date fair values of PSU awards made on April 1, 2014 and time-vested restricted stock awards made on September 15, 2014.

The PSUs will be earned based on the Company’s RONCAA during the 2014 through 2016 fiscal year period and are accounted for as equity awards. The 2014 stock awards amounts include the following grant date fair values of the PSUs: Mr. Niblock $2,838,000, Mr. Hull $709,500, Mr. Damron $993,300, Mr. Jones $756,800 and Ms. Ausura $520,300. The grant date fair values of the PSUs assuming the maximum number of shares would be earned at the end of the three-year performance period based on the closing market price of the Common Stock on the date of the award ($49.43) would have been: Mr. Niblock $4,257,000, Mr. Hull $1,064,250, Mr. Damron $1,489,950, Mr. Jones $1,135,200 and Ms. Ausura $780,450.

The grant date fair value of a time-vested restricted stock award is equal to the closing market price of the Common Stock on the date of the award. The grant date fair value of a PSU is equal to the closing market price of the Common Stock on the date of the award less the present value of dividends expected during the requisite service period.

Executives receive dividends on unvested shares of time-vested restricted stock awards during the vesting period. Dividends are not paid or accrued on unearned PSUs. The right to receive dividends has been factored into the determination of the fair values used in the amounts presented above.

The 2013 stock awards amounts are higher than 2012 and 2014 because the Committee awarded the named executive officers (and all other participants in the long-term incentive plan) an additional equity grant in September 2013, comprised solely of restricted shares. The grants were made as the Company transitioned the award date for restricted stock and stock options from March to September each year. The September 2013 awards had a value equal to 50% of the annual value participants would normally receive.

(3)

The grant date fair value of an option award is determined using the Black-Scholes option-pricing model with assumptions for expected dividend yield, expected term, expected volatility and a risk-free interest rate.

(4)	Amounts presented consist of the following for the 2014 fiscal year:

	Company Matching Contributions to:
			Reimbursement	Personal
Name	401(k) Plan ($)	Benefit Restoration Plan ($)	of Tax Compliance Costs ($)	Use of Corporate Aircraft ($)	Cost of Company Required Physical Exam ($)		Total ($)

Mr. Niblock	9,154	153,417	5,700	94,954	6,406		269,631
Mr. Hull	9,945	51,558	2,250	0	0	(a)	63,753
Mr. Damron	9,914	59,825	695	0	4,391		74,825
Mr. Jones	6,408	0	12,000	0	1,763		20,171
Ms. Ausura	10,298	34,339	4,000	0	2,442		51,079
(a) Mr. Hull completed the required physical exam in March 2015.

All amounts presented above, other than the amount for personal use of corporate aircraft, equal the actual cost to the Company of the particular benefit or perquisite provided. The amount presented for personal use of corporate aircraft is equal to the incremental cost to the Company of such use. Incremental cost includes fuel, landing and ramp fees and other variable costs directly attributable to the personal use. Incremental cost does not include an allocable share of the fixed costs associated with the Company’s ownership of the aircraft.

Grants of Plan-Based Awards

This table presents the potential annual incentive awards the named executive officers were eligible to earn in 2014, the stock options, shares of time-vested restricted stock and PSUs awarded to the executives in 2014 and the grant date fair value of those awards.

Name	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Niblock			44,800	2,560,000	3,840,000
	04/01/2014	02/28/2014				30,000	60,000	90,000				2,838,000
	09/15/2014	02/28/2014								257,000	53.13	4,369,540
	09/15/2014	02/28/2014							56,000			2,975,280

Mr. Hull			25,410	653,400	1,306,800
	04/01/2014	02/28/2014				7,500	15,000	22,500				709,500
	09/15/2014	02/28/2014								62,000	53.13	1,054,130
	09/15/2014	02/28/2014							14,000			743,820

Mr. Damron			27,300	780,000	1,560,000
	04/01/2014	02/28/2014				10,500	21,000	31,500				993,300
	09/15/2014	02/28/2014								89,000	53.13	1,513,187
	09/15/2014	02/28/2014							20,000			1,062,600

Mr. Jones			20,433	563,530	1,120,270
	04/01/2014	02/28/2014				8,000	16,000	24,000				756,800
	09/15/2014	02/28/2014								69,000	53.13	1,173,145
	09/15/2014	02/28/2014							15,000			796,950

Ms. Ausura			18,445	474,300	949,600
	04/01/2014	02/28/2014				5,500	11,000	16,500				520,300
	09/15/2014	02/28/2014								45,000	53.13	765,095
	09/15/2014	02/28/2014							10,000			531,300

(1)

The executives are eligible to earn annual incentive compensation under the Company’s annual incentive plan for each fiscal year based on the Company’s achievement of one or more performance measures established at the beginning of the fiscal year by the Committee. For the 2014 fiscal year ended January 30, 2015, the performance measures selected by the Committee were the Company’s EBIT (weighted 70% for the CEO and 55% for all other named executive officers), sales (weighted 20% for the CEO and 15% for all other named executive officers) and strategic initiatives (weighted 10% for the CEO and 30% for all other named executive officers). The performance levels for the performance measures, the Company’s actual performance and the amounts earned by the named executive officers for the 2014 fiscal year are shown beginning on page 29. The amounts earned by the executives are also reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 36.

(2)

The PSUs reported in this column are earned based on the Company’s RONCAA during the 2014 through 2016 fiscal year period. No dividends will accrue or be paid on the PSUs during the three-year performance period. The terms of the PSUs are described in more detail on pages 31 and 32.

(3)

The time-vested restricted stock awards vest on the third anniversary of the grant date or, if earlier, the date the executive terminates employment due to death or disability or, in the case of Mr. Niblock, in the event of retirement. The awards granted to Messrs. Hull, Damron and Jones and Ms. Ausura will vest upon retirement, but will not be available to the executive until the original vesting date. Retirement for this purpose is defined as termination of employment with the approval of the Board on or after the date the executive has satisfied an age and service requirement, provided the executive has given the Board advance notice of such retirement. Mr. Niblock has satisfied the age and service requirement for retirement specified in his award agreements. Messrs. Hull, Damron and Jones will satisfy the age and service requirement for retirement upon attainment of age 55 and the completion of 20 years of service. Ms. Ausura will satisfy the age and service requirement upon the completion of 10.5 years of service. The executives receive all cash dividends paid with respect to the shares included in the stock awards during the vesting period.

(4)

All options have a 10-year term and an exercise price equal to the closing price of the Common Stock on the grant date. The options vest in three annual installments on each of the first three anniversaries of the grant date or, if earlier, the date the executive terminates employment due to death or disability or, in the case of Mr. Niblock, in the event of retirement, and remain exercisable until their expiration dates. The options granted to Messrs. Hull, Damron and Jones and Ms. Ausura will become exercisable in the event of retirement in accordance with the original three-year vesting schedule and remain exercisable until their expiration dates. Retirement for this purpose has the same meaning as for the stock awards as described in Footnote 3 above.

Outstanding Equity Awards at Fiscal Year-End

This table presents information about unearned or unvested stock and option awards held by the named executive officers on January 30, 2015.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(4)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Mr. Niblock	390,000			25.50	03/01/2018	318,000	21,547,680	314,490	21,309,842
	298,000	149,000	(5)	28.38	03/01/2019
	109,000	218,000	(6)	38.38	03/01/2023
	0	257,000	(7)	53.13	09/15/2024

Mr. Hull	134,000			23.98	03/01/2017	80,000	5,420,800	79,080	5,358,461
	98,000			25.50	03/01/2018
	74,667	37,333	(5)	28.38	03/01/2019
	27,334	54,666	(6)	38.38	03/01/2023
	0	62,000	(7)	53.13	09/15/2024

Mr. Damron	0	26,666	(5)	28.38	03/01/2019	123,000	8,334,480	93,060	6,305,746
	39,000	78,000	(6)	38.38	03/01/2023
	0	89,000	(7)	53.13	09/15/2024

Mr. Jones	12,000	24,000	(6)	38.38	03/01/2023	35,606	2,412,663	36,000	2,439,360
	0	69,000	(7)	53.13	09/15/2024

Ms. Ausura	0	26,666	(5)	28.38	03/01/2019	57,000	3,862,320	57,060	3,866,386
	19,667	39,333	(6)	38.38	03/01/2023
	0	45,000	(7)	53.13	09/15/2024

(1)	Executives receive dividends on unvested shares of time-vested restricted stock awards. The unvested stock awards become vested as follows:

Name	March 1, 2015	May 1, 2015	March 1, 2016	Sept 16, 2016	Sept 15, 2017	Total
Mr. Niblock	97,000	0	74,000	91,000	56,000	318,000
Mr. Hull	24,000	0	19,000	23,000	14,000	80,000
Mr. Damron	18,000	25,000	27,000	33,000	20,000	123,000
Mr. Jones	0	0	10,606	10,000	15,000	35,606
Ms. Ausura	18,000	0	13,000	16,000	10,000	57,000

(2)	Amount is based on the closing market price of the Common Stock on January 30, 2015 of $67.76.

(3)

The number of unearned PSUs in this column is based on the Company’s performance during the 2012, 2013 and 2014 fiscal years and equals (i) the maximum number of PSUs that may be earned based on the Company’s RONCAA during the 2012 through 2014 fiscal year period, (ii) the maximum number of PSUs that may be earned based on the Company’s RONCAA during the 2013 through 2015 fiscal year period, (iii) the maximum number of PSUs that may be earned based on the Company’s RONCAA during the 2014 through 2016 fiscal year period, (iv) the threshold number of PSUs that may be earned based on the improvement in the Company’s brand strength over the 2012 through 2014 fiscal year period, and (v) the maximum number of PSUs that can be earned based on the improvement in the Company’s brand strength over the 2013 through 2015 fiscal year period.

(4)

A portion of the unearned PSUs included in this column were forfeited on March 1, 2015 when the threshold improvement in brand strength performance level required for vesting of the 2012 through 2014 PSUs was not achieved during the three-year performance period. The threshold performance level for improvement in brand strength was a one point improvement and the target and maximum performance levels were three points and five points, respectively. The actual average improvement was less than one point. The PSUs forfeited were: Mr. Niblock 32,010, Mr. Hull 7,920, Mr. Damron 5,940 and Ms. Ausura 5,940.

(5)	These options vested on March 1, 2015.

(6)	These options become vested in two annual installments on March 1, 2015 and March 1, 2016.

(7)	These options become vested in three annual installments on September 15, 2015, September 15, 2016 and September 15, 2017.

Option Exercises and Stock Vested

This table presents information about stock options exercised by the named executive officers and the number and the value of the named executive officers’ stock awards that became vested during the 2014 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Niblock	523,000	15,251,275	119,000	5,953,570
Mr. Hull	0	0	30,000	1,500,900
Mr. Damron	48,333	1,093,050	20,000	1,000,600
Mr. Jones	0	0	0	0
Ms. Ausura	123,333	2,866,373	21,000	1,050,630

Nonqualified Deferred Compensation

The Company sponsors three non-qualified deferred compensation plans for the benefit of senior management employees: the Benefit Restoration Plan (the “BRP”), the Cash Deferral Plan (the “CDP”) and the Deferred Compensation Program (the “DCP”).

BRP

The BRP allows senior management employees to defer receipt of the difference between (i) 6% of the sum of base salary and annual incentive plan compensation and (ii) the amount the employee is allowed to contribute to the Company’s tax-qualified 401(k) Plan. The deferred amounts are credited to the employee’s BRP account. The Company makes matching contributions to the employee’s BRP account under the same matching contribution formula that applies to employee contributions to the 401(k) Plan. An employee’s account under the BRP is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the BRP after February 1, 2003 to be deemed to be invested in Common Stock. An employee may elect to change the investment of the employee’s BRP account as frequently as each business day. An employee’s account under the BRP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment.

CDP

The CDP allows a senior management employee to elect to defer receipt of up to 80% of his or her base salary, annual incentive plan compensation and certain other bonuses. The deferred amounts are credited to the employee’s CDP account. The Company does not make any contributions to the CDP. An employee’s CDP account is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the CDP to be deemed to be invested in Common Stock. An employee may elect to change the investment of the employee’s CDP account as frequently as each business day. An employee’s account under the CDP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment. In addition, an employee may elect to have a portion of the employee’s deferrals segregated into a separate sub-account that is paid at a date elected by the employee so long as the date is at least five years from the date of the employee’s deferral election.

DCP

Prior to January 1, 2009, the DCP required the deferral of any long-term incentive compensation payable to a named executive officer to the extent the compensation would not be deductible for federal income tax purposes under Section 162(m) of the Code. The DCP also allowed executives to elect prior to January 1, 2005 to defer receipt of stock awards and gains from the exercise of stock options. The Company does not make any contributions to the DCP. All deferrals under the DCP are deemed to be invested in shares of Common Stock. Any dividends that would have been paid on shares of Common Stock credited to an executive’s DCP account are deemed to be reinvested in additional shares of Common Stock. The aggregate earnings on an executive’s DCP account shown in the table below are attributable solely to fluctuations in the value of Common Stock and dividends paid with respect to Common Stock. Shares of Common Stock credited to an executive’s DCP account that are attributable to mandatory deferrals are paid to the executive when the distribution is fully deductible by the Company for federal income tax purposes. Shares of Common Stock credited to an executive’s DCP account that are attributable to pre-2005 elective deferrals are paid in accordance with the executive’s election in a lump sum or five annual installments after the executive’s termination of employment or attainment of a specified age.

The following table presents information about the amounts deferred by the named executive officers under the Company’s three deferred compensation plans.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)
Mr. Niblock	BRP	261,486	185,367	544,525	0	6,477,056
	CDP	0	0	0	0	0
	DCP	0	0	7,095,048	0	21,616,510

Mr. Hull	BRP	97,047	68,742	180,218	0	2,203,555
	CDP	0	0	0	0	0
	DCP	0	0	333,553	0	1,016,242

Mr. Damron	BRP	106,432	75,968	87,658	0	1,051,687
	CDP	0	0	0	0	0
	DCP	0	0	0	0	0

Mr. Jones	BRP	0	0	0	0	0
	CDP	0	0	0	0	0
	DCP	0	0	0	0	0

Ms. Ausura	BRP	66,062	46,794	53,845	0	826,001
	CDP	0	0	71,274	0	820,584
	DCP	0	0	0	0	0

(1)

The amounts presented above as “Executive Contributions” and “Registrant Contributions” have been reported in the Summary Compensation Table of the Proxy Statement for the 2014 Annual Meeting of Shareholders and the Annual Meeting as follows:

	Executive Contributions ($)		Registrant Contributions ($)
Name	2014	2015	2014	2015
Mr. Niblock	197,955	63,531	140,219	45,148
Mr. Hull	61,864	35,183	43,821	24,921
Mr. Damron	68,632	37,800	49,193	26,775
Mr. Jones	0	0	0	0
Ms. Ausura	40,523	25,539	28,704	18,090

Potential Payments Upon Termination or Change-in-Control

The Company has entered into management continuity agreements with each of the named executive officers and other senior officers of the Company. The agreements for the named executive officers provide for certain benefits if the Company experiences a change-in-control followed by termination of the executive’s employment:

•	by the Company’s successor without cause;

•	by the executive during the 30-day period following the first anniversary of the change-in-control; or

•	by the executive for certain reasons, including a downgrading of the executive’s position.

“Cause” means continued and willful failure to perform duties or conduct demonstrably and materially injurious to the Company or its affiliates.

All of the agreements automatically expire on the second anniversary of a change-in-control notwithstanding the length of the terms remaining on the date of the change-in-control.

If benefits are paid under an agreement, the executive will receive (i) a lump-sum severance payment equal to the present value of 2.99 times the executive’s annual base salary, annual incentive compensation and welfare insurance costs, and (ii) any other unpaid salary and benefits to which the executive is otherwise entitled. In addition, the executive will be compensated for any excise tax liability he or she may incur as a result of any benefits paid to the executive being classified as excess parachute payments under Section 280G of the Code and for income and employment taxes attributable to such excise tax reimbursement.

All legal fees and expenses incurred by the executives in enforcing these agreements will be paid by the Company.

The Company’s long-term incentive plan provides that, if within one year after a change-in-control, an executive’s employment is terminated by the Company without cause or by the executive for good reason (as defined in the management continuity agreements), then all outstanding stock options will become fully exercisable and all restrictions and performance conditions on outstanding restricted stock awards and performance shares will lapse.

In 2012, the Committee determined that any future management continuity agreement would not provide any tax gross-up for excise taxes assessed against any excess parachute payments. In addition, any future management continuity agreement would not allow an executive officer to resign during the 30-day period following the first anniversary of a change-in-control of the Company and receive severance benefits under the agreement.

The following table shows the amounts that would have been payable to the named executive officers under the management continuity agreements and the long-term incentive plan if a change-in-control of the Company had occurred on January 30, 2015 and the named executive officers’ employment was terminated by the Company’s successor without cause immediately thereafter:

Name	Severance ($)(1)	Welfare Benefits ($)(1)	Stock Options ($)(2)	Restricted Stock & Performance Shares ($)(3)	Excise Tax Gross-up ($)	Total ($)
Mr. Niblock	13,691,981	34,962	9,985,677	37,200,240	0	60,912,860
Mr. Hull	5,534,944	34,962	2,467,843	9,350,880	0	17,388,629
Mr. Damron	6,037,480	34,962	3,179,866	12,806,640	5,937,197	27,996,145
Mr. Jones	3,606,897	34,962	1,479,550	4,038,903	3,237,167	12,397,479
Ms. Ausura	4,014,069	36,402	1,778,788	6,708,240	0	12,537,499

(1)	Payable in cash in a lump sum.

(2)	Value (based on the closing market price of the Common Stock on January 30, 2015 of $67.76) of unvested in-the-money stock options that would become vested upon a change-in-control of the Company.

(3)	Value (based on the closing market price of the Common Stock on January 30, 2015 of $67.76) of unvested shares of restricted stock that would become vested upon a change-in-control of the Company.

Compensation Committee Interlocks and Insider Participation

Dawn E. Hudson, Robert L. Johnson, Marshall O. Larsen, Richard K. Lochridge and Eric C. Wiseman served on the Committee in fiscal 2014. None of the directors who served on the Committee in fiscal 2014 has ever served as one of the Company’s officers or employees or had any relationship with the Company or any of its subsidiaries during fiscal 2014 pursuant to which disclosure would be required under the SEC rules pertaining to the disclosure of transactions with related persons. During fiscal 2014, none of the Company’s executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer of such other entity served on the Company’s Board or the Committee.

Compensation Committee Report

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2015.

Marshall O. Larsen, Chair

Dawn E. Hudson

Robert L. Johnson

Richard K. Lochridge

Eric C. Wiseman

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about stock options outstanding and shares available for future awards under all of Lowe’s equity compensation plans. The information is as of January 30, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	8,986,352	35.98	62,782,647	(3)
Equity compensation plans not approved by security holders	0	0	0

Total	8,986,352	35.98	62,782,647	(3)

(1)

Column (a) contains information regarding stock options and restricted, performance and deferred stock units only; there are no warrants or stock appreciation rights outstanding. As of January 30, 2015, there were 1,257,448 PSUs outstanding. Column (a) includes 1,886,098 PSUs which is equal to the maximum number of PSUs that would be earned if the maximum performance goals were achieved. The weighted-average exercise price shown in column (b) does not take into account restricted, performance or deferred stock units because they are granted outright and do not have an exercise price.

(2)	In accordance with SEC rules, this column does not include shares available under the Lowe’s 401(k) Plan.

(3)	Includes the following:

*

37,239,338 shares available for grants of stock options, stock appreciation rights, stock awards and performance shares, deferred stock units, PSUs and restricted stock units to key employees and outside directors under the LTIP. Stock options granted under the LTIP have terms of seven or 10 years, with one-third of each grant vesting each year for three years, and are assigned an exercise price equal to the closing market price of a share of Common Stock on the date of grant. No awards may be granted under the LTIP after 2024.

*

25,543,309 shares available under the Lowe’s Companies Employee Stock Purchase Plan — Stock Options for Everyone. Eligible employees may purchase shares of Common Stock through after-tax payroll deductions. The purchase price of this stock is equal to 85% of the closing price on the date of purchase for each semi-annual stock purchase period.

RELATED-PARTY TRANSACTIONS

Policy and Procedures for Review, Approval or Ratification of Related-Party Transactions

The Company has a written policy and procedures for the review, approval or ratification of any transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions in which related persons have a direct or indirect material interest (the “Policy”). Related persons include directors and executive officers of the Company and members of their immediate families. The Company’s General Counsel and Chief Compliance Officer is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers about any such transactions. He is also responsible for making a recommendation, based on the facts and circumstances in each instance, on whether the Company or the related person has a material interest in the transaction.

The Policy, which is administered by the Governance Committee of the Board of Directors, includes several categories of pre-approved transactions with related persons, such as employment of executive officers and certain banking-related services. For transactions that are not pre-approved, the Governance Committee, in determining whether to approve or ratify a transaction with a related person, takes into account, among other things, (A) whether the transaction would violate the Company’s Code of Business Conduct and Ethics, (B) whether the transaction is on terms no less favorable than terms generally available to or from an unaffiliated third party under the same or similar circumstances and (C) the extent of the related person’s interest in the transaction as well as the importance of the interest to the related person. No director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.

Approved Related-Party Transactions

Ronnie E. Damron, the Company’s Senior Vice President of Multi-Channel Testing and Commercialization, is the brother of Rick D. Damron, the Company’s Chief Operating Officer. For fiscal 2014, Ronnie E. Damron received a base salary of $300,000 and an annual incentive award of $248,508. He also received a matching contribution of $12,584 under the BRP, dividends on unvested restricted stock of $8,560 and a grant of (i) non-qualified options to purchase 9,000 shares of Common Stock at an exercise price of $53.13 per share, (ii) 2,000 shares of time-vested restricted stock and (iii) 2,000 PSUs. His compensation was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. The Compensation Committee of the Board, which is comprised entirely of independent directors, reviews and approves the compensation paid to him. His brother, Rick D. Damron, does not have a material interest in the Company’s employment relationship with Ronnie E. Damron, nor does he share a home with him.

The Company paid approximately $79.6 million in the fiscal year ended January 30, 2015 to ECMD, Inc., a vendor to the Company for over 30 years, for millwork and other building products. A brother-in-law of Gregory M. Bridgeford, who served as the Company’s Chief Customer Officer until April 2014, is a senior officer and owner of less than 5% of the common stock of ECMD, Inc. Although the Company’s Chief Merchandising Officer reported to Mr. Bridgeford, neither Mr. Bridgeford nor his brother-in-law, Todd Meade, has any direct business relationship with the transactions between ECMD, Inc. and the Company. Lowe’s Code of Business Conduct and Ethics provides that an employee should not act on behalf of the Company in any transaction with another organization in which an immediate family member of the employee has a material financial interest or by which an immediate family member is employed in a management or sales and marketing position. Lowe’s believes the terms upon which the Company makes its purchases from ECMD, Inc. are comparable to the terms upon which ECMD, Inc. sells products to its other customers and better than Lowe’s could obtain comparable products from other vendors. The Governance Committee of the Company’s Board of Directors has reviewed all of the material facts and ratified the transactions with ECMD, Inc. that occurred in the last fiscal year and approved the transactions that will occur in the current fiscal year.

AUDIT MATTERS

Report of the Audit Committee

This report by the Audit Committee is required by the SEC rules. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, and it is not to be otherwise deemed filed under either such Act.

The Audit Committee has six members, all of whom are independent directors as defined by the Categorical Standards, Section 303A.02 of the NYSE Listed Company Manual and Rule 10A-3(b)(1)(ii) of the Exchange Act. Each member of the Audit Committee is “financially literate,” as that term is defined by the NYSE rules, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert” as such term is defined by the SEC, and has designated Raul Alvarez, Chair of the Audit Committee, as an “audit committee financial expert.”

The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the Company’s independent registered public accounting firm, determines duties and responsibilities of the internal auditors, reviews financial statements and accounting principles being applied thereto and reviews audit results and other matters relating to internal control and compliance with the Company’s Code of Business Conduct and Ethics.

In carrying out its responsibilities, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•

met periodically with the Company’s Vice President of Internal Audit and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•

discussed with the independent registered public accounting firm those matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”), and the matters required to be reported to the Audit Committee by the independent registered public accounting firm pursuant to SEC Regulation S-X, Rule 2.07;

•

received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

•

reviewed and discussed with management and the independent registered public accounting firm management’s report and the independent registered public accounting firm’s report on the Company’s internal control over financial reporting and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions noted above and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2015.

Raul Alvarez, Chair

David W. Bernauer

Leonard L. Berry

Angela F. Braly

Richard W. Dreiling

James H. Morgan

Fees Paid to the Independent Registered Public Accounting Firm

The aggregate fees billed to the Company for the last two fiscal years by the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were:

	Fiscal 2014 ($)	Fiscal 2013 ($)
Audit Fees(1)	3,106,608	3,243,833
Audit-Related Fees(2)	198,140	260,679
Tax Fees(3)	0	103,000
All Other Fees(4)	662,213	41,390

(1)

Audit fees consist of fees billed by the independent registered public accounting firm for professional services for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services provided by the independent registered public accounting firm in connection with the Company’s statutory filings for the last two fiscal years. Audit fees also include fees for professional services rendered for the audit of the Company’s internal control over financial reporting.

(2)

Audit-related fees consist of fees billed by the independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and include audits of the Company’s employee benefit plans and other consultations concerning financial accounting and reporting standards.

(3)	Tax fees for fiscal 2013 consist of fees billed by the independent registered public accounting firm for tax planning and advice and international tax compliance.

(4)	All other fees consist of fees billed by the independent registered public accounting firm for training and subscriptions, and, for fiscal 2014, includes fees for a marketing mix modeling project.

The Audit Committee has considered whether the provision of this level of audit-related and tax compliance, advice and planning services is compatible with maintaining the independence of Deloitte & Touche LLP. The Audit Committee, or the Chair of the Audit Committee pursuant to a delegation of authority from the Audit Committee set forth in the Audit Committee’s charter, approves the engagement of Deloitte & Touche LLP to perform all such services before Deloitte & Touche LLP is engaged to render them.

PROPOSAL TWO:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act, Lowe’s is providing shareholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of its named executive officers, which is described in the “Executive Officer Compensation” section of this Proxy Statement (pages 21 through 43).

The fundamental objectives of the Company’s executive compensation program are to:

•	Maximize long-term shareholder value;

•

Align executive compensation with the Company’s business strategies, including delivering differentiated customer experiences, ensuring seamless integration among all selling channels and driving returns on invested capital;

•	Attract and retain executives who have the requisite leadership skills to support the Company’s strategic and long-term value creation objectives;

•	Provide compensation that is positioned commensurately with the Company’s performance and the contributions made by executives toward that performance;

•	Provide an opportunity for executives to acquire and hold meaningful amounts of Common Stock; and

•	Ensure the compensation program does not promote inappropriate risk-taking.

The “Executive Officer Compensation” section of this Proxy Statement provides a thorough description of how the Compensation Committee has designed and administered the executive compensation program to meet these objectives. That section includes an assessment performed by the Compensation Committee’s independent compensation consultant of the relationship between the compensation of Lowe’s Chief Executive Officer and Company performance over time. The assessment shown on page 33 indicates that Lowe’s Chief Executive Officer pay has historically been and continues to be strongly aligned with the Company’s performance and shareholder interests.

At the Company’s 2014 Annual Meeting of Shareholders, the Company provided shareholders with the opportunity to cast an advisory vote to approve the compensation of its named executive officers (commonly known as a “say-on-pay” vote), and shareholders overwhelmingly approved the Company’s named executive officer compensation with approximately 97% of the votes cast in favor. At the 2011 Annual Meeting of Shareholders, the Company also asked shareholders to indicate whether a say-on-pay vote should occur every one, two or three years, with the Board recommending an annual advisory vote. Because the Board views it as a good corporate governance practice, and because at the 2011 Annual Meeting of Shareholders more than 88% of the votes cast were in favor of an annual advisory vote, you will have the opportunity at the Annual Meeting, and again at the 2016 Annual Meeting of Shareholders, to provide feedback to the Compensation Committee on the Company’s executive compensation program by endorsing or not endorsing the compensation of the named executive officers through a non-binding vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion (pages 21 through 43), is hereby APPROVED.

Even though the result of the say-on-pay vote is non-binding, the Compensation Committee values the opinions that shareholders express in their votes and will carefully consider the results of the vote when making future executive compensation decisions.

The Board of Directors recommends a vote “FOR” the resolution. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

PROPOSAL THREE:

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2015. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 1982 and is considered by management to be well qualified. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee is involved in the selection of Deloitte & Touche LLP’s new lead engagement partner. The Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

Although shareholder ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s Amended and

Restated Bylaws or otherwise, the Board of Directors is submitting the appointment of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP as the Company’s independent registered public accounting firm. In addition, even if the shareholders ratify the appointment of Deloitte & Touche LLP, the Audit Committee, in its discretion, may appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company and its shareholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so. They also are expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2015. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

ADDITIONAL INFORMATION

Solicitation of Proxies

The Company is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies. In addition to soliciting the proxies by mail and the Internet, certain of the Company’s directors, officers and employees, without compensation, may solicit proxies personally or by telephone, facsimile and e-mail. The Company has engaged Georgeson Shareholder Communications Inc. to assist in distributing proxy materials and soliciting proxies for the Annual Meeting for a fee of approximately $8,500 (plus handling fees).

Delivery of Proxy Materials

As permitted by the Exchange Act, only one copy of this Proxy Statement and the Annual Report, or Notice of Internet Availability of Proxy Materials, as applicable, is being delivered to shareholders residing at the same address, unless such shareowners have notified the Company of their desire to receive multiple copies of proxy statements, annual reports or notices.

The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement, the Annual Report or Notice of Internet Availability of Proxy Materials, as applicable, to any shareholder residing at a shared address to which only a single copy was mailed. Requests for additional copies of this Proxy Statement, the Annual Report or Notice of Internet Availability of Proxy Materials, and/or requests for multiple copies of future proxy statements, annual reports or notices of internet availability of proxy materials should be directed to Lowe’s Companies, Inc., Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, 1-800-813-7613.

Shareholders residing at the same address and currently receiving multiple copies of proxy statements, annual reports or notices of internet availability of proxy materials may contact Lowe’s Investor Relations Department at the address and phone number above to request that only a single copy be mailed in the future.

Electronic Delivery of Proxy Materials

Shareholders can elect to view future proxy materials and annual reports over the Internet instead of receiving paper copies in the mail. If you received a paper copy of this year’s proxy materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided on your proxy card or voting instruction form. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided when you vote online at the Internet site address listed on your Notice.

Choosing to receive your future proxy materials by e-mail will help the Company conserve natural resources and reduce the costs of printing and distributing its proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Proposals of shareholders intended to be included in the Company’s proxy statement for its 2016 Annual Meeting of Shareholders must be received by the Company on or before December 15, 2015. Such proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Ross W. McCanless, General Counsel, Secretary & Chief Compliance Officer, at the Company’s principal executive offices, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, or faxed to his attention at (704) 757-0598.

In addition, shareholder proposals and shareholder nominations for candidates for election as directors submitted for consideration at the 2016 Annual Meeting of Shareholders but not submitted for inclusion in the Company’s 2016 Proxy Statement pursuant to Rule 14a-8 generally must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Annual Meeting. As a result, notice given by a shareholder pursuant to the provisions of the Company’s Amended and Restated Bylaws (other than notice pursuant to Rule 14a-8) must be received no earlier than December 31, 2015 and no later than January 30, 2016. However, if the date of the 2016 Annual Meeting of Shareholders is moved more than 30 days before or more than 60 days after May 29, 2016, then notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Shareholder proposals must include the specified information concerning the proposal or nominee as described in the Company’s Amended and Restated Bylaws.

ANNUAL REPORT

The Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2015, accompanies this Proxy Statement. The Annual Report is also posted at the following website addresses: www.Lowes.com/investor and www.proxyvote.com. The Annual Report and the Form 10-K, which contains the Company’s consolidated financial statements and other information about the Company, are not incorporated by reference in this Proxy Statement and are not to be deemed a part of the proxy soliciting material. The Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2015 is also available upon written request addressed to Lowe’s Companies, Inc., Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.

MISCELLANEOUS

The information referred to in this Proxy Statement under the captions “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted under the Exchange Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by Lowe’s under the Exchange Act or the Securities Act, shall not be deemed to be incorporated by reference in any such filing.

APPENDIX A

CATEGORICAL STANDARDS FOR DETERMINATION OF DIRECTOR INDEPENDENCE

It has been the long-standing policy of Lowe’s Companies, Inc. (the “Company”) to have a substantial majority of independent directors. No director qualifies as independent under the New York Stock Exchange (“NYSE”) corporate governance rules unless the board of directors affirmatively determines that the director has no material relationship with the Company. The NYSE’s corporate governance rules include several “bright line” tests for director independence. No director who has a direct or indirect relationship that is covered by one of those tests shall qualify as an independent director.

* * * *

The Board of Directors has determined that the following relationships with the Company, either directly or indirectly, will not be considered material relationships for purposes of determining whether a director is independent:

•

Relationships in the ordinary course of business. Relationships involving (1) the purchase or sale of products or services or (2) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director if the following conditions are satisfied:

•

any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three years do not exceed the greater of (i) $1 million or (ii) 2% of such other organization’s consolidated gross revenues;

•

the products and services are provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available either to similarly situated customers or current employees;

•	the relationship does not involve consulting, legal, or accounting services provided to the Company or its subsidiaries; and

•

any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers.

•

Relationships with organizations to which a director is connected solely as a shareholder or partner. Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder or partner of the organization. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10% of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25% or more general partnership interest, or more than a 10% overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

•

Contributions to charitable organizations. Contributions made or pledged by the Company, its subsidiaries, or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee if the following conditions are satisfied:

•

within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year; and

A-1

•	the charitable organization is not a family foundation created by the director or an immediate family member.

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

•

Equity relationship. If the director, or an immediate family member, is an executive officer of another organization in which the Company owns an equity interest, and if the amount of the Company’s interest is less than 10% of the total voting interest in the other organization.

•

Stock ownership. The director is the beneficial owner (as that term is defined under Rule 13d of the Securities Exchange Act of 1934, as amended) of less than 10% of the Company’s outstanding capital stock.

•	Other family relationships. A relationship involving a director’s relative who is not an immediate family member of the director.

•	Employment relationship. The director has not been an employee of the Company or any of its subsidiaries during the last five years.

•

Employment of immediate family members. No immediate family member of the director is a current employee, or has been an executive officer during the last five years, of the Company or any of its subsidiaries.

•

Relationships with acquired or joint venture entities. In the last five years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

•

Voting arrangements. The director is not a party to any contract or arrangement with any member of the Company’s management regarding the director’s nomination or election to the Board, or requiring the director to vote with management on proposals brought before the Company’s shareholders.

Definitions of Terms Used in these Categorical Standards

•

“Immediate Family Member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•

“Executive Officer” means the president, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other person who performs similar policy-making functions for an organization.

A-2

Important Information Concerning the Lowe’s Annual Meeting

Check-in begins: 8:30 a.m., Eastern Time	Meeting begins: 10:00 a.m., Eastern Time

Only shareholders of record as of the close of business on March 27, 2015, the record date for the Annual Meeting, their properly designated proxies and guests of the Company may attend the Annual Meeting on May 29, 2015.

All shareholders and their proxies should be prepared to present photo identification for admission to the meeting.

If you are a shareholder of record or a participant in the Company’s 401(k) Plan, Employee Stock Purchase Plan or Direct Stock Purchase Plan, your ownership as of the record date will be verified against the list of shareholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting.

If you are not a shareholder of record or a participant in one of the Company’s plans, but hold shares through a bank, broker or similar organization, you will be asked to present proof of beneficial ownership of Lowe’s shares as of the record date, such as your most recent account statement prior to March 27, 2015.

Persons acting as proxies must bring a valid proxy from a shareholder of record as of the close of business on March 27, 2015.

Failure to present identification or otherwise comply with the above procedures will result in exclusion from the Annual Meeting.

THANK YOU FOR YOUR INTEREST AND SUPPORT — YOUR VOTE IS IMPORTANT.

Directions to the Ballantyne Hotel,

10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277

From Charlotte Douglas International Airport:

Take the airport freeway to Billy Graham Parkway South (you will exit to your right) and continue approximately 8 miles. Take I-77 South to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. The Ballantyne Hotel is on your left at the first traffic light.

From 1-85 North:

Take I-85 North to I-485 South to Exit 61 Johnston Road. Turn right onto Johnston Road and turn left at the next light into the Ballantyne Hotel.

From 1-85 South:

From I-85 South take the I-485 South/West exit at Concord, North Carolina and continue on I-485 to Exit 61 B Johnston Road (2nd exit under bridge). Turn right onto Johnston Road (headed South) and the Ballantyne Hotel is on your left at the second traffic light.

From 1-77 South:

Take I-77 South to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. The Ballantyne Hotel is on your left at the first traffic light.

From 1-77 North:

Take I-77 North to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. The Ballantyne Hotel is on your left at the first traffic light.

Printed on Recycled Paper

Lowe’s and the gable design are registered trademarks of LF, LLC.

LOWE’S COMPANIES, INC. 1000 LOWE’S BOULEVARD MAIL CODE: NB4TIR MOORESVILLE, NC 28117

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 28, 2015. Have your proxy card in hand when you access the web site and then follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 28, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IF VOTING BY MAIL, YOU MUST COMPLETE ITEMS 1-3 BELOW AND SIGN AND DATE IN THE SPACE PROVIDED AT THE BOTTOM OF THIS CARD.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Lowe’s Companies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M89182-P61099                  KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LOWE’S COMPANIES, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Lowe’s Board of Directors recommends you vote FOR ALL of the following nominees:

1.	Election of Directors			☐	☐	☐
Nominees:
	01)	Raul Alvarez	07) Marshall O. Larsen
	02)	David W. Bernauer	08) Richard K. Lochridge
	03)	Angela F. Braly	09) James H. Morgan
	04)	Laurie Z. Douglas	10) Robert A. Niblock
	05)	Richard W. Dreiling	11) Eric C. Wiseman
	06)	Robert L. Johnson
Lowe’s Board of Directors recommends you vote FOR the following proposals:									For	Against	Abstain
2.	Advisory approval of Lowe’s named executive officer compensation.								☐	☐	☐
3.	Ratification of the appointment of Deloitte & Touche LLP as Lowe’s independent registered public accounting firm for fiscal 2015.								☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
				Yes	No
Please indicate if you plan to attend this meeting.				☐	☐

Authorized Signature(s) - You must sign and date below for your instructions to be executed.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

M89183-P61099

2015 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF LOWE’S BOARD OF DIRECTORS.

The undersigned hereby appoint(s) Ross W. McCanless and Robert F. Hull, Jr., and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Lowe’s Companies, Inc. that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders to be held on May 29, 2015 or any adjournment or postponement thereof. The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof, exercising their discretion as set forth in the Notice of 2015 Annual Meeting of Shareholders and Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR ALL” nominees named in Proposal 1, “FOR” Proposals 2 and 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

This card also constitutes voting instructions to Wells Fargo Bank N.A., the Trustee of the Lowe’s 401(k) Plan, to vote the shares of Common Stock of Lowe’s Companies, Inc., if any, allocated to the undersigned’s 401(k) account pursuant to the instructions on the reverse side. Any allocated shares for which no instructions are timely received will be voted by the Trustee in the manner directed by the Lowe’s administrative committee.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY INTERNET OR TELEPHONE.

(Items to be voted appear on reverse side.)